UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BURGER KING WORLDWIDE, INC.
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Burger King Worldwide, Inc.

5505 Blue Lagoon Drive

Miami, Florida 33126

April 2, 2014

Dear Stockholder:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Burger King Worldwide, Inc. to be held on May 15, 2014, at the global headquarters of Burger King Corporation located at 5505 Blue Lagoon Drive, Miami, FL 33126, at 9:00 a.m. Eastern Daylight Time. The Notice of the Annual Meeting and proxy statement provide information concerning the matters to be considered at the Annual Meeting.

We are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder. As a result, most of you will receive an Important Notice Regarding Availability of Proxy Materials instead of paper copies of this proxy statement and our Annual Report on Form 10-K. The notice contains instructions on how to access the proxy statement and the Annual Report over the Internet, as well as instructions on how to request a paper copy of our proxy materials, if you so desire. We believe that this process will reduce the environmental impact and lower the costs of printing and distributing our proxy materials.

We look forward to seeing you at the meeting.

Best regards,

Daniel S. Schwartz

Chief Executive Officer

Burger King Worldwide, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 15, 2014 at 9:00 a.m., Eastern Daylight Time
Place:	Burger King Corporation, 5505 Blue Lagoon Drive, Miami, FL 33126
Items of Business:

(1) Election of the eight (8) directors specifically named in the proxy statement, each for a term of one (1) year or until the 2015 Annual Meeting of Stockholders.

(2) Approval, on an advisory basis, of the compensation paid by Burger King Worldwide, Inc. to its named executive officers.

(3) Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Burger King Worldwide, Inc. for 2014.

(4) Any other business properly brought before the meeting.

Who Can Vote:	You can vote if you were a stockholder of record as of the close of business on March 18, 2014.
Website:	You may read Burger King Worldwide, Inc.’s Annual Report on Form 10-K and this proxy statement on our website at www.bk.com.
Date of Mailing:	The Important Notice Regarding Availability of Proxy Materials (the “Notice”) is being mailed on or about April 2, 2014. This proxy statement and the form of proxy will be available on the Internet on or about April 2, 2014.

By Order of the Board of Directors

Jill Granat

Senior Vice President, General Counsel & Secretary

YOUR VOTE IS IMPORTANT

Under securities exchange rules, brokers cannot vote on your behalf for the election of directors or for any other matter that is not deemed “routine”. Therefore, whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions on your Notice or proxy card. On April 2, 2014 we mailed to our stockholders the Notice containing instructions on how to access this proxy statement and our Annual Report on Form 10-K (the “Annual Report”) and vote online. If you received the Notice by mail, you will NOT receive a printed copy of the proxy materials in the mail, unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy or over the Internet. If you received this proxy statement and Annual Report in the mail, please submit your proxy by following the instructions on the proxy card.

Burger King Worldwide, Inc.

PROXY STATEMENT

For Annual Meeting of Stockholders To Be Held On

May 15, 2014

The Board of Directors (our “Board of Directors” or our “Board”) of Burger King Worldwide, Inc., a Delaware corporation (“Burger King Worldwide”), solicits the enclosed proxy for use at our Annual Meeting of Stockholders to be held at 9:00 a.m. (Eastern Daylight Time), on May 15, 2014, at the global headquarters of Burger King Corporation located at 5505 Blue Lagoon Drive, Miami, FL 33126. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will vote on several important matters. In addition, our management will respond to questions from stockholders.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your stock at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our Annual Report available to our stockholders electronically via the Internet. On April 2, 2014, we mailed to our stockholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail you will NOT receive a printed copy of the proxy materials in the mail, unless you request a copy. The Notice instructs you on how to access and review all of the important information contained in this proxy statement and the Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact and lower the cost of the Annual Meeting.

Who may vote?

You may vote if you owned our common stock as of the close of business on March 18, 2014 (the “Record Date”). Each share of our common stock is entitled to one vote. As of the Record Date, there were 351,935,504 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding stock entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum. Shares of common stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present.

What am I voting on?

You will be voting on the following three (3) items of business at the Annual Meeting:

•	Election of the eight (8) directors specifically named in this proxy statement, each for a term of one (1) year or until the 2015 Annual Meeting of Stockholders.

•	Approval, on an advisory basis, of the compensation paid by Burger King Worldwide to its named executive officers (the “say-on-pay vote”).

•	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Burger King Worldwide for 2014.

We will also consider any other business properly brought before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your stock:

•	“FOR” each of the nominees named in this proxy statement for election to the Board;

•	“FOR” the approval, on an advisory basis, of our executive compensation; and

•	“FOR” the ratification of the selection of KPMG LLP as our independent auditors for 2014.

What vote is required to approve each proposal?

Proposal	Vote required to approve the proposal
Election of directors	Directors are elected by plurality. This means that the nominees for director receiving the highest number of votes cast will be elected to fill each of the eight (8) director positions.
Say-on-Pay	This is a non-binding advisory vote. Our Board will consider our executive compensation to have been approved if the proposal receives more votes cast “For” than “Against”.
Ratification of KPMG as our independent registered public accounting firm for 2014	This proposal requires the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Will my stock be voted if I do not provide my proxy?

If you are the stockholder of record and you do not vote or provide a proxy, your stock will not be voted. Pursuant to the rules of the New York Stock Exchange (“NYSE”), a brokerage firm’s authority to vote stock for which its customers do not provide voting instructions is limited to certain “routine” matters.

A “broker non-vote” occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast with respect to a matter on which the nominee has expressly not voted.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions.

Proposal	Can brokers vote absent instructions?
Election of directors	No
Say-on-Pay	No
Ratification of selection of KPMG as our independent registered public accounting firm for 2014	Yes

What is the impact of abstentions and broker non-votes on the proposals being presented at the meeting?

If a share is present in person or by proxy, because you or your nominee voted on one of the proposals, then the table below sets forth the impact of an abstention or a broker non-vote with respect to each specific proposal.

Proposal	Broker Non- Vote	Abstention
Election of directors	No Impact	No Impact
Say-on-Pay	No Impact	No Impact
Ratification of selection of KPMG as our independent registered public accounting firm for 2014	N/A	No

How do I vote before the Annual Meeting?

If you are a stockholder of record (that is, if your stock is registered in your name with Computershare, our transfer agent (the “Transfer Agent”), on or before the Record Date), there are three (3) ways to vote before the Annual Meeting:

Telephone Voting: You may vote by calling the toll-free telephone number indicated on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Please follow the voice prompts that allow you to vote your stock and confirm that your instructions have been properly recorded.

Internet Voting: You may vote by logging on to the website indicated on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Please follow the website prompts that allow you to vote your stock and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail: If you received your proxy materials by mail, you may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your stock according to your directions. If you sign and return your proxy card without specifying choices, your stock will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on May 14, 2014. Proxies submitted by mail must be received prior to the Annual Meeting.

What if I hold my shares in “street name”?

You should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Can I vote at the Annual Meeting?

Stock registered directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Stock held in street name may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your stock giving you the right to vote the stock. Even if you plan to attend the Annual Meeting, we encourage you to vote your stock by proxy. You may still vote your stock in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

If you hold your stock in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card it means that you have multiple accounts with brokers or with the Transfer Agent. Please vote all of this stock. We encourage you to register all of your stock in the same name and address. You may do this by contacting your broker or the Transfer Agent. The Transfer Agent may be reached through the following methods:

•	By Mail:

Computershare Trust Company, N.A.

P.O. Box 43078

Providence, RI 02940-3078

•	Telephone: 800-736-3001

Hearing Impaired/TDD: 800-952-9245

•	Website: www.computershare.com/investor

Who may attend the Annual Meeting?

The Annual Meeting is open to all stockholders of record and all beneficial holders of stock who owned stock as of the close of business on the Record Date and any duly appointed proxy.

What do I need to bring to attend the Annual Meeting?

•	You will need a valid picture identification and proof of ownership of our common stock to attend the Annual Meeting.

•	If you are a stockholder of record, your Notice will be your admission ticket.

•	If you plan to attend the Annual Meeting, please so indicate when you vote.

•

If your stock is held in the name of a bank, broker or other stockholder of record, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

Your admittance to the Annual Meeting will depend upon availability of seating. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN BURGER KING WORLDWIDE COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING.

May stockholders ask questions?

Yes. Our representatives will answer stockholders’ questions of general interest following the Annual Meeting consistent with the rules distributed at the meeting.

What if other matters are presented for consideration at the Annual Meeting?

As of the date of this proxy statement, our management knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

GOVERNANCE OF THE COMPANY

On June 20, 2012, following the merger of Burger King Worldwide Holdings, Inc., our predecessor company, with an affiliate of Justice Holdings Limited, we became a publicly listed company and our common stock began trading on the New York Stock Exchange (the “NYSE”). We are a “controlled company” within the meaning of the NYSE rules. A controlled company is one in which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. 3G Special Situations Fund II, L.P., a limited partnership controlled by 3G Capital Partners Ltd., owns 69.3% of our voting stock. Controlled companies are exempt from the NYSE listing standards that require (i) a board composed of a majority of independent directors, (ii) a fully independent nominating/corporate governance committee, and (iii) a fully independent compensation committee. As per the exemption, we do not have a nominating/corporate governance committee. However, notwithstanding the available exemption, we have established a Compensation Committee and our Compensation Committee is composed exclusively of independent directors. We also have a board composed of a majority of independent directors.

Our business and affairs are managed under the direction of our Board of Directors. Our Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board of Directors’ responsibilities to stockholders. Our Board of Directors believes that its practices align management and stockholder interests. Highlights of our corporate governance practices are described below.

What is the composition of the Board of Directors and how often are members elected?

Our bylaws provide that the Board shall determine the number of directors that constitute the Board from time to time; provided that the Board shall not consist of less than three (3) nor more than fifteen (15) members. Our Board of Directors presently consists of eight (8) directors whose terms expire at this Annual Meeting.

How often did the Board meet this year?

The Board of Directors met six times during 2013. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he had been a director and (2) the total number of committee meetings of which he was a member during the periods that he served.

What is the Board’s policy regarding director attendance at the Annual Meeting of stockholders?

We encourage all directors to attend the Annual Meeting of stockholders. None of the directors attended the 2013 Annual Meeting of stockholders.

How does the Board select nominees for the Board?

As we do not have nominating/corporate governance committee, our Board is responsible for selecting nominees for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. Our Board periodically reviews the composition of the Board in light of the current challenges and needs of the Board and Burger King Worldwide after considering issues of judgment, diversity, skills, background and experience. The Board is responsible for reviewing, on a periodic basis, the requisite skills and characteristics of potential new Board members in the context of the current make-up of the Board. As outlined in our Corporate Governance Guidelines, this assessment will include an evaluation of (i) the nominee’s qualifications as independent under the NYSE rules and the SEC rules, (ii) the nominee’s ability to devote the time necessary for the diligent performance of duties and responsibilities of Board membership, (iii) the nominee’s financial and business experience, (iv) the nominee’s character, judgment, skills and experience, (v) to the extent that the nominee is a current director, the performance of such director, and (vi) such other matters as the Board deems appropriate.

The Board also reviews and evaluates candidates nominated by stockholders using the same criteria used to evaluate candidates nominated for board membership by the Board.

What is the Board’s leadership structure?

Our Board has a Chairman, Alexandre Behring, and a Vice Chairman, Bernardo Hees. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer (“CEO”) in any way that is in the best interests of Burger King Worldwide at a given point in time. Therefore, the positions of Chairman of the Board and CEO may be filled by the same person or by different people. At the present time, the positions of Chairman of the Board and CEO are filled by different people, and our CEO is not a member of the Board.

What are our governance policies and ethical guidelines?

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Board Committee Charters. The Audit, Compensation and Executive Committees of the Board of Directors operate pursuant to written charters. These charters are available in the “Investor Relations” section of our website at www.bk.com.

•

Corporate Governance Guidelines. The Board of Directors has documented its corporate governance guidelines in the Burger King Worldwide Corporate Governance Guidelines. These guidelines are available in the “Investor Relations” section of our website at www.bk.com.

•

Code of Ethics. Burger King Worldwide’s Code of Business Ethics and Conduct (the “Code”) was adopted to emphasize our commitment to the highest standards of business conduct. The Code also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. It applies to the Board of Directors and all employees of Burger King Worldwide, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code is available in the “Investor Relations” section of our website at www.bk.com.

•

Code of Conduct for Directors. Our Board of Directors has adopted a Code of Conduct to acknowledge its responsibility for promoting an ethical culture through the actions of Board members and the effective oversight of our compliance programs, policies and procedures. This code is available in the “Investor Relations” section of our website at www.bk.com.

•

Code of Ethics for Executive Officers. Our Board of Directors has adopted a Code of Ethics applicable to our senior executives to promote the highest ethical standards in Burger King Worldwide’s operation of its global business and the activities of senior management. The Code of Ethics for Executive Officers is available in the “Investor Relations” section of our website at www.bk.com.

What is the Board’s role in risk oversight?

The Board is actively involved in the oversight and management of risks that could affect Burger King Worldwide. This oversight and management is conducted primarily through the committees, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, operations and regulatory compliance), and the processes in place to monitor and control such exposures. In carrying out its responsibilities, the Audit Committee works closely with our internal audit department and other members of our management team responsible for monitoring such risks. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Burger King Worldwide.

What is the conclusion of the Compensation Committee regarding the risks presented by our incentive plans and programs?

Based on a comprehensive review and analysis of our incentive plans and programs, the Compensation Committee believes these programs are not reasonably likely to give rise to risks that would have a material adverse effect on our business. The Compensation Committee considered the following factors as part of its review and analysis of our incentive plans and programs:

•	Rigorous oversight from the Board, Compensation Committee and senior management with discretion to award and/or reduce payouts if excessive risk is taken;

•	Linkage of individual performance targets to the strategic plan established for the CEO by the Board and cascaded through a comprehensive process;

•	Properly balanced pay mix between fixed and variable compensation;

•	Annual cash incentive plan that measures business performance through a profitability metric (EBITDA) and includes free cash flow and zero based budgeting goals that gauge quality of performance;

•	Capping annual cash incentive plan payouts to a maximum of 120% of the worldwide target;

•	Equity awards in the form of stock options with a five-year cliff vest; and

•	Bonus swap program that encourages retention of shares by requiring the forfeiture of matching stock options if shares are sold prior to vesting.

What other significant board practices do we have?

•

Private Executive Sessions. Executive sessions or meetings of non-employee directors without management present are generally held as part of each regularly scheduled Board, Compensation Committee and Audit Committee meeting. The discussion leader for executive sessions of the full Board and the Compensation Committee is generally Alexandre Behring, Chairman of the Board and Compensation Committee. The discussion leader for executive sessions of the Audit Committee is generally Paul Fribourg, Chairman of the Audit Committee.

•

Board and Committees’ Evaluations. The Board conducts an annual self-evaluation of the full Board to determine whether it and the Audit Committee and Compensation Committee are functioning effectively. The assessment focuses on the Board’s contributions to Burger King Worldwide and specifically on areas in which the Board or management believes that the Board or any of its committees could improve. This process also includes annual self-assessments by each Board committee, relying on a review process similar to that used by the Board, with performance criteria for each committee established on the basis of its charter. The self-evaluations are discussed with the full Board.

What access do the Board and Board committees have to management?

Directors are entitled to direct access to management and employees and to our outside advisors. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director in appropriate circumstances.

What access do the Board and Board committees have to outside advisors?

The Board and each of its committees is authorized to hire independent legal, financial or other advisors as they may consider necessary, without consulting or obtaining the advance approval of management or, in the case of committees, the full Board. We are required to provide sufficient funding to the Board and to each committee, as determined by the Board and each of its committees, to exercise their functions and provide compensation for the services of their advisors. In addition, the Audit Committee holds regular executive sessions with our external auditors.

How do stockholders communicate with the Board?

Stockholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management directors may do so by writing to: Chairman of the Board, c/o Jill Granat, General Counsel and Secretary, Burger King Worldwide, Inc., 5505 Blue Lagoon Drive Miami, FL 33126. All communications should include the name, address, telephone number and email address (if any) of the person submitting the communication and indicate whether the person is a stockholder.

The Board has approved a process for handling correspondence received by Burger King Worldwide and addressed to the Chairman or to non-management members of the Board. Under that process, the General Counsel and Secretary reviews all such correspondence and maintains a log of and forwards copies of correspondence that, in the opinion of the General Counsel and Secretary, deals with the functions of the Board or committees thereof or that she otherwise determines requires their attention. The General Counsel and Secretary may screen frivolous or unlawful communications and commercial advertisements. Directors may review the log maintained by the General Counsel and Secretary at any time.

What are the committees of the Board?

Our Board currently has three standing committees, the Audit Committee, the Compensation Committee and the Executive Committee. Set forth below is a description of the responsibilities of these committees, their membership and the number of meetings held during 2013.

Audit Committee	Audit Committee Functions	Number of Meetings in 2013
• Martin E. Franklin • Paul J. Fribourg (Chairman) • Alan Parker

•   Appointing our independent auditor and approving the fees paid to our independent auditor;

•   Overseeing the quality and integrity of our financial statements and related disclosure;

•   Overseeing the qualifications, independence and performance of our independent auditor;

•   Overseeing the performance of our internal audit function;

•   Overseeing our systems of disclosure controls and procedures, and internal controls over financial reporting;

•   Overseeing our compliance with all legal and regulatory requirements and our compliance program;

•   Reviewing and approving the Audit Committee report that is required by the SEC to be included in our annual proxy statement; and

•   Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

4

The Board of Directors has determined that all the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Paul J. Fribourg is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Fribourg has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE. All three members of the Audit Committee served for the entire 2013 calendar year.

Compensation Committee	Compensation Committee Functions	Number of Meetings in 2013
• Alexandre Behring (Chairman) • Carlos Alberto Sicupira • Marcel Herrmann Telles (until June 30, 2013)	• Overseeing and setting our compensation and benefits policies generally; • Evaluating the performance of our CEO; • Evaluating the performance of the employees who report directly to the CEO (collectively, the “CEO Direct Reports”); • Overseeing and setting compensation for the CEO and the CEO Direct Reports and annually reviewing and making recommendations to the Board with respect to the members of the Board; and • Reviewing our management succession plan.	2

Marcel Hermann Telles was a member of the Compensation Committee until he resigned from the Board, effective June 30, 2013. Messrs. Behring and Sicupira served on the Compensation Committee for the entire 2013 calendar year.

Pursuant to its charter, the Compensation Committee may delegate to one or more officers of Burger King Worldwide the authority to make grants and awards of stock rights or options to any persons other than the CEO, any CEO Direct Report, and any person covered by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee has delegated this authority to the CEO. In addition, as permitted under applicable law and the listing standards of the NYSE, the Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee when it deems appropriate and in the best interests of Burger King Worldwide.

The Compensation Committee has the sole authority, pursuant to its charter, to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of executive officer compensation, including sole authority to approve all such compensation consultant’s fees and other retention terms. During 2013, the Compensation Committee did not engage any compensation consultants.

The Board of Directors has determined that each member of the Compensation Committee (i) meets the independence requirements of the NYSE, (ii) meets the requirements of an outside director pursuant to the Internal Revenue Code and (iii) meets the requirements of a non-employee director under the Exchange Act.

Executive Committee	Executive Committee Functions	Number of Meetings in 2013
• Alexandre Behring (Chairman) • Bernardo Hees	• Exercising the powers and rights of the Board (except if prohibited by applicable law and regulation) provided the individual amounts committed by Burger King Worldwide or its subsidiaries in a given transaction do not exceed $25 million.	0

Why does the Board not have a nominating committee?

Because we are a controlled company, we are not required to have a nominating committee. Therefore, the full Board of Directors acts as our nominating committee.

What are our policies and procedures with respect to related person transactions?

The Board of Directors has adopted a written related person transactions policy, which is administered by the Audit Committee. This policy applies to any transaction or series of related transactions or any material amendment to any such transaction involving a related person and Burger King Worldwide or any subsidiary.

For purposes of the policy, “related persons” consist of executive officers, directors, director nominees, any stockholder beneficially owning more than 5% of our common stock, and immediate family members of any such persons. In reviewing related person transactions, the Audit Committee takes into account all factors that it deems appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction in which the director or any of his immediate family members is the related person.

H.J. Heinz Company (“Heinz”) has been an approved vendor of Burger King Corporation (“BKC”) for over 20 years. BKC is currently a party to an agreement with Heinz pursuant to which BKC has agreed that Heinz will be the exclusive vendor of ketchup products to Burger King® restaurants in the United States through 2017. In addition, Heinz is the approved vendor of a number of other products sold to the Burger King® System throughout the world. Restaurant Services, Inc. (“RSI”) (an independent third party which acts as the purchasing agent for the Burger King System in the United States) negotiates the terms and pricing of Heinz products sold to distributors in the United States. A subsidiary of RSI negotiates the terms and pricing of Heinz products sold to distributors in Canada. Affiliates of Burger King Worldwide negotiate the terms and pricing of Heinz products sold to distributors in the rest of the world. Burger King restaurants throughout the world purchase Heinz products from these distributors. In connection with the operation of company restaurants, we purchased an aggregate of $1,872,590.09 of Heinz products during 2013 from these distributors. All of the foregoing arrangements were in existence prior to June 7, 2013, which was the date that Mr. Hees was appointed as chief executive officer of Heinz. In addition, as we did not enter into any commitments with Heinz after the date that Mr. Hees became its CEO, these ongoing obligations were not required to be approved pursuant to our related person transactions policy.

Compensation Committee Interlocks and Insider Participation

Neither Messrs. Behring or Sicupira, as of the date of this proxy statement, is or has been an officer or employee of Burger King Worldwide and no executive officer of Burger King Worldwide served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Directors.

How are directors compensated?

Employee Directors. Employees serving as directors do not receive additional compensation for their services as directors. Although Bernardo Hees, our Vice Chairman of the Board, resigned as CEO of Burger King Worldwide on June 7, 2013 and is therefore no longer an employee of the company, he waived his right to receive compensation for his services on the Board during 2013.

Non-Employee Director Annual Compensation. The annual compensation for each director who is not an employee is discussed under “Director Compensation” below.

DIRECTOR COMPENSATION

Under our director compensation program, each non-management director other than the Chairman is entitled to receive a one-time grant of stock options with a face value of $500,000, and the Chairman is entitled to receive a one-time grant of stock options with a face value of $1,000,000 upon his election to the Board. The option grant cliff vests in five years. In addition, non-management directors other than the Chairman are entitled to receive an annual retainer of $50,000 and the Chairman is entitled to receive an annual retainer of $100,000. Each non-management member of the Audit Committee, Compensation Committee and Executive Committee is entitled to receive an annual committee fee of $10,000. Non-management directors have the opportunity to elect to defer their annual retainer and committee fees and, in lieu of the cash fees, to receive a grant of restricted stock units with a value of two times the foregone fees which will settle upon termination of board service. As noted above, Bernardo Hees, our former CEO and current Vice Chairman of the Board, waived his right to receive compensation for his services on the Board during 2013.

The following table summarizes compensation paid to each non-employee director during 2013.

Name	Fees Earned or Paid in Cash ($)	Options(1)(2)($)	RSUs($)(3)	Total ($)
Alexandre Behring			239,998	239,998
Martin E. Franklin			119,999	119,999
Paul J. Fribourg			119,999	119,999
Alan Parker			119,999	119,999
Carlos Alberto Sicupira			119,999	119,999
Marcel Herrmann Telles(4)	30,000			30,000
Roberto Moses Thompson Motta	270	134,029	49,460	183,759
Alexandre Van Damme			100,011	100,011

(1)	On July 1, 2013, Mr. Thompson Motta received a one-time grant of options to purchase 25,627 shares of common stock at an exercise price of $19.51 per share. These options will cliff vest on July 1, 2018. The grant date fair value of a share of common stock was $5.23 on July 1, 2013, the grant date of the option award. The assumptions and methodology used to calculate the grant date fair value for the options are set forth in Note 16 of the audited consolidated financial statements for the year ended December 31, 2013, which is included in Burger King Worldwide’s Annual Report on Form 10-K.

(2)	The table below sets forth the aggregate number of unexercised stock options held by each director as of December 31, 2013:

Name	Options
Alexandre Behring	212,105
Martin E. Franklin	32,786
Paul J. Fribourg	106,050
Bernardo Hees	3,297,736
Alan Parker	32,786
Carlos Alberto Sicupira	106,050
Robert Moses Thompson Motta	25,627
Alexandre Van Damme	141,105

(3)	All of the directors elected to defer their retainer and committee fees for 2013 and to receive restricted stock units (RSUs) in lieu of cash with a value of two times the foregone fees. All of the directors made this election in December 2012. The RSUs were granted on December 31, 2013 and were fully vested on the grant date. The number of RSUs granted to each of the directors who elected to receive RSUs was determined based on the amount of the director’s retainer and committee fees, if applicable, divided by the fair market value of a share of Burger King Worldwide common stock on December 30, 2013, which was $22.74, multiplied by two (2).

(4)	Mr. Telles resigned from the Board, effective June 30, 2013. Upon termination of his service, all of his RSUs settled and he received $30,000 in payment of his annual retainer and committee fee for service from January 1, 2013 through June 30, 2013. Upon his resignation, we issued 39,331 shares of common stock to Mr. Telles in settlement of his RSUs.

PROPOSAL 1: ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Who are this year’s nominees?

The eight (8) nominees recommended by the Board of Directors for election this year to hold office until the 2015 Annual Meeting and until their respective successors are elected and qualified are provided below.

Alexandre Behring Age 47

Mr. Behring has served on our board and as Chairman since June 2012. He served on the board of Burger King Worldwide Holdings, Inc., our predecessor entity (“Worldwide Holdings”), from October 2010 until June 2012 and as Chairman from November 2010 until June 2012. Since 2004, Mr. Behring is the managing partner and co-founder of 3G Capital Partners, Ltd. (“3G Capital”). He has also served as a member of the board of H.J. Heinz Company since June 2013. Previously, Mr. Behring spent 10 years at GP Investimentos, Latin America’s largest private-equity firm, including eight years as a partner and member of the firm’s Investment Committee. He served for seven years, from 1998 through 2004, as CEO of American Latina Logistics (ALL), Latin America’s largest railroad and logistics company. He served as a director of ALL until December 2011. Mr. Behring also serves as an alternate director of Lojas Americanas S.A., a retail chain operator based in Brazil. From July 2008 to May 2011, Mr. Behring served as a director of CSX Corporation, a U.S. rail-based transportation company.

Qualifications. The Board nominated Mr. Behring due to his experience in executive roles at private equity firms and as chief executive officer for a large railroad and logistics company as well as his knowledge of strategy and business development, finance, risk assessment, logistics and leadership development.

Martin E. Franklin Age 49

Mr. Franklin has served on our board since June 2012. Mr. Franklin is also the founder and Executive Chairman of Jarden Corporation, a Fortune 500 consumer products company. Mr. Franklin was appointed to Jarden’s board of directors in June 2001 and served as Jarden’s Chairman and Chief Executive Officer from September 2001 until June 2011, at which time he was appointed as Executive Chairman. Mr. Franklin is Chairman of Platform Specialty Products Corporation, a leading specialty chemical company. He is also a principal and executive officer of a number of private investment entities. During the past five years, Mr. Franklin served as a director of the following public companies: Liberty Acquisition Holdings (International) Company, a blank check company formed to acquire one or more operating businesses; GLG Partners, Inc., a hedge fund; Promotora de Informaciones, S.A., a Spanish media company; and Kenneth Cole Productions, Inc., a stylish apparel and accessory manufacturer and retailer.

Qualifications. The Board nominated Mr. Franklin due to his experience as the founder, chief executive officer and chairman of a broad-based consumer products company and as a principal and executive officer of a number of private investment companies and his experience as a director of multiple public and private companies in various industries. In addition, the Board considered his knowledge of strategy and business development, finance, marketing and consumer insights, risk assessment, mergers and acquisitions, leadership development and succession planning.

Paul Fribourg Age 60

Mr. Fribourg has served on our board since June 2012. He served on the board of Worldwide Holdings from October 2010 until June 2012. Mr. Fribourg has served as the Chairman and Chief Executive Officer of Continental Grain Company, an international agribusiness and investment company with investments in poultry, pork and beef businesses, among others, since 1997. Prior to taking this role, he held a variety of positions with increasing responsibility, from Merchandiser and Product Line Manager to Group President and Chief Operating Officer. Mr. Fribourg has been a director of Lowes Corporation, a large diversified holding company, since 1997. Mr. Fribourg is also a director of Estee Lauder Companies, Inc., one of the world’s leading manufacturers and marketers of quality skin-care, make-up, fragrances and hair products, Apollo Global Management, LLC, an alternative investment management firm, and Castleton Commodities International, a leading merchant energy company. He was a director of Smithfield Foods, Inc., the world’s largest pork producer and processor, from 2007 until 2009, Power Corporation of Canada, a diversified management and holding company, from 2005 until 2008, Premium Standard Farms, Inc., a subsidiary of Smithfield Foods, Inc., from 1998 until 2006, and Vivendi, S.A., a French international media conglomerate, from 2003 until 2006.

Qualifications. The Board nominated Mr. Fribourg due to his experience as the chief executive officer of an international agribusiness and investment company and as a director of multiple public and private companies in various industries. In addition, the Board considered his knowledge of strategy and business development, finance, corporate governance, risk assessment and leadership development.

Bernardo Hees Age 44

Mr. Hees has served on our board since June 2012 and was appointed Vice Chairman, effective June 2013. He served on the board of Worldwide Holdings from November 2010 until June 2012. In June 2013, Mr. Hees was appointed Chief Executive Officer and director of H.J. Heinz Company. Mr. Hees has also been a partner at 3G Capital since July 2010. Mr. Hees previously served as Chief Executive Officer of Burger King Worldwide from June 2012 until June 2013 and as Chief Executive Officer of Worldwide Holdings from November 2010 until June 2012. Prior thereto, Mr. Hees served as Chief Executive Officer of ALL from January 2005 until September 2010 and continues to serve as a member of its board of directors. Mr. Hees joined ALL in 1998 as a logistics analyst, subsequently holding various positions, including operational planning manager, chief financial officer and commercial officer, and, in 2004, held the position of Director-Superintendent. Mr. Hees holds a degree in Economics from the Pontifícia Universidade Católica (Rio de Janeiro), an MBA from the University of Warwick, England, and, in 2005, he concluded an Owner/President Management course at Harvard Business School.

Qualifications. The Board nominated Mr. Hees due to his experience as the former chief executive officer of Burger King Worldwide and for a large railroad and logistics company. In addition, the Board considered his knowledge of strategy and business development, finance, marketing and consumer insight, risk assessment, leadership development and succession planning.

Alan C. Parker Age 67

Mr. Parker has served on our board since June 2012. He joined Mothercare PLC, a leading global retailer of products and services for mothers and young children, as Chairman in August 2011 and led a strategic and structural review of that company. Mr. Parker was also appointed Chairman of Darty plc (previously known as Kesa Electricals PLC) in August 2012, having served on their board since October 2010. Darty is a leading cross channel, service led electrical retailer operating across Europe. Mr. Parker retired as Chief Executive of Whitbread PLC on his 64th birthday in November 2010 after 18 years. Whitbread, in the FTSE100, is the UK’s largest hotel and restaurant company. Mr. Parker was educated at the University of Surrey (BSc), where he is now a Visiting Professor, and is a graduate of the Harvard

Business School’s Advanced Management Program and a Fellow of the Institute of Hospitality. In June 2011, Mr. Parker was elected President of the British Hospitality Association. He was previously a Non-Executive Director of Jumeirah Group LLC and Justice Holdings Limited. Before joining Whitbread, Mr. Parker spent ten years with Bass Plc as Senior Vice President of Holiday Inn Europe, Middle East and Africa based in Brussels, and prior to that, Managing Director Europe of Crest Hotels based in Frankfurt. In 2008 Mr. Parker was made a Commander of the British Empire (CBE) by H.M. Queen Elizabeth II for services to hospitality.

Qualifications. The Board nominated Mr. Parker due to his experience as the chairman of a leading global retailer of consumer products and services and as a senior executive of several large hotel and restaurant companies. In addition, the Board considered his knowledge of strategy and business development, finance, marketing and consumer insights, supply chain management and distribution, leadership development and succession planning.

Carlos Alberto R. Sicupira Age 65

Mr. Sicupira has served on our board since June 2012. He served on the board of Worldwide Holdings from October 2010 until June 2012. Mr. Sicupira is one of the founding Principal Partners of 3G Capital and continues to serve as a board member. Mr. Sicupira also serves as a member of the board of directors of Anheuser-Busch InBev. Mr. Sicupira has been Chairman of Lojas Americanas since 1981, where he served as Chief Executive Officer until 1992. He has served as a member of the Board of Dean’s Advisors of Harvard Business School since 1998. He also serves on the boards of Fundação Brava and Fundação Estudar, not-for-profit foundations in Brazil.

Qualifications. The Board nominated Mr. Sicupira due to his experience as the chief executive officer of a large South American retailer and as a director of multiple public and private companies in various industries. In addition, the Board considered his knowledge of strategy and business development, marketing and consumer insights, supply chain management and distribution and finance.

Roberto Moses Thompson Motta Age 56

Mr. Thompson Motta has been a member of our board since July 1, 2013. From 1986 to 1992, Mr. Thompson Motta worked in the corporate finance department of Banco Garantia, Brazil’s largest investment bank. From 1993 to 2004, he was the founding and managing partner of GP Investimentos and a member of its board of directors until 2010. Mr. Thompson Motta has also served as a member of the boards of directors of Anheuser-Busch InBev since 2004, Companhia de Bebidas das Américas, or AMBEV, a Brazilian brewing company, since 1998 (and AmBev S.A. since July 2013), Lojas Americanas since 2001 and São Carlos Empreendimentos e Participações S.A., a leading commercial real estate investment and management company in Brazil, since 2002. Mr. Thompson Motta is one of the founding partners of 3G Capital and continues to serve as a board member.

Qualifications. The Board nominated Mr. Thompson Motta due to his experience in executive roles at private equity firms and as a director of multiple public and private companies in various industries. In addition, the Board considered his knowledge of strategy and business development, finance, real estate and leadership development.

Alexandre Van Damme Age 52

Mr. Van Damme has served on our board since June 2012. He served on the board of Worldwide Holdings from December 2011 until June 2012. Mr. Van Damme has served as a member of the board of directors of Anheuser-Busch InBev since 1992. He joined the beer industry early in his career and held various operational positions within Interbrew, a large Belgian-based brewing company that merged with Anheuser-Busch to form Anheuser-Busch InBev, until 1991, including Head of Corporation Planning and Strategy. He has managed several private venture holding companies and is currently a director of Patri S.A. (Luxembourg) and Douwe Egberts Master Blenders, a Dutch company that processes and trades coffee, tea and other groceries. He is also an administrator of the InBev Baillet-Latour Fund, a foundation that encourages social, cultural, artistic, technical, sporting and philanthropic achievements, as well as a director of Delete Blood Cancer US (DBC US), previously called DKMS, the largest bone marrow donor center in the world, and a member of the Insead International Council and Solvay Business School Consultative Council. Mr. Van Damme graduated from Solvay Business School in Brussels.

Qualifications. The Board nominated Mr. Van Damme due to his experience as an executive of a large brewing company that is a major consumer brand as well as experience in managing several private venture holding companies. In addition, the Board considered his knowledge of strategy and business development, risk assessment and leadership development.

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2015 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Director independence

Under NYSE rules, a director qualifies as “independent” if the board of directors affirmatively determines that the director has no material relationship with the listed company. While the focus of the inquiry is independence from management, the board is required to consider broadly all relevant facts and circumstances in making an independence determination. Although we are a “controlled company” and are therefore exempt from the NYSE listing standards that require a board composed of a majority of independent directors, our Board recognizes the value of having independent directors on the Board and has determined that the following director nominees have no material relationship with Burger King Worldwide and are therefore independent under the NYSE listing standards: Alexandre Behring, Martin E. Franklin, Paul J. Fribourg, Alan Parker, Carlos Alberto Sicupira, Roberto Moses Thompson Motta and Alexandre Van Damme.

In conducting its evaluations of Messrs. Behring, Sicupira and Thompson Motta, the Board considered their affiliation with 3G Capital. In conducting its evaluation of Mr. Behring, the Board also considered his service on the board of directors of H.J. Heinz Company, a supplier to our Burger King® restaurants. In determining the independence of Mr. Sicupira, the Board also considered his membership on the board of Falconi Consultores de Resultado, one of our vendors. As the Chief Executive Officer of Burger King Worldwide until June 7, 2013, Bernardo Hees is not independent under the NYSE listing standards.

What if a nominee is unwilling or unable to serve?

All of our nominees have agreed to serve. However, if a nominee is unwilling or unable to serve proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “FOR” or “WITHHELD” with respect to the election of each director. Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT

YOU VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

(Item 2 on the Proxy Card)

What am I voting on?

As required by SEC rules, we are asking stockholders to approve, on an advisory basis, the 2013 compensation to our named executive officers as described in the “Executive Compensation” section of this proxy statement beginning on page 18 (the “say-on-pay-vote”). At the 2013 Annual Meeting, the stockholders of Burger King Worldwide approved, on an advisory basis, an annual say-on-pay vote.

Stockholders are urged to read the Compensation Discussion and Analysis (“CD&A”) as well as the Summary Compensation Table and related compensation tables and narratives, which discuss how our compensation policies are designed to support our business objectives.

The Board of Directors is asking stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the stockholders of Burger King Worldwide, Inc. APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in Burger King Worldwide’s 2014 Annual Meeting proxy statement.”

What is our compensation philosophy and objectives?

We believe that compensation is an important tool to further our long-term goal of creating stockholder value. As such, our compensation philosophy is based on pay-for-performance principles, which incorporate our achievement of specific financial goals as well as achievement by employees of individual performance goals. As discussed in detail under our Compensation Discussion and Analysis section, our compensation programs are designed to support our business initiatives by:

•	rewarding superior financial and operational performance;

•	placing a significant portion of compensation at risk if performance goals are not achieved;

•	aligning the interests of the CEO and the CEO Direct Reports with those of our stockholders; and

•	enabling us to attract, retain and motivate top talent.

What vote is required to approve this proposal?

This is a non-binding advisory vote. Our Board will consider our executive compensation to have been approved if the proposal receives more votes cast “For” than “Against”. While this vote is advisory and non-binding, our Board of Directors will review the voting results and consider stockholder concerns in their continuing evaluation of our compensation program.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT

YOU VOTE FOR PROPOSAL 2.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Overview

This Compensation Discussion and Analysis, or CD&A, describes our compensation philosophy, how the Compensation Committee establishes executive compensation, the objectives of our various compensation programs, how performance metrics are selected for the various components of our compensation programs and how the performance of our CEO and other named executive officers is evaluated and results in the level of compensation awarded under the various components of our compensation program.

For 2013, our named executive officers, or “NEOs”, were the following executives and former executives:

•

Daniel Schwartz, Chief Executive Officer (or “CEO”), effective June 7, 2013; Chief Operating Officer (from April 8, 2013 until June 6, 2013); and EVP, Chief Financial Officer (from January 1, 2011 until April 7, 2013);

•	Bernardo Hees, our former CEO (until June 7, 2013);

•	Joshua Kobza, EVP, Chief Financial Officer, effective April 8, 2013;

•	José Cil, EVP, President, Europe, the Middle East and Africa;

•	Heitor Goncalves, EVP, Chief Information and Performance Officer and Chief People Officer;

•	Flavia Faugeres, our former EVP, Global Chief Marketing Officer; and

•	Steven Wiborg, our former EVP, President, North America (until April 7, 2013); and EVP, Chairman, North America (from April 8, 2013 until October 25, 2013).

Special Note Regarding Determination of NEOs

Mr. Hees served as our CEO from October 2010 through June 7, 2013, when he resigned from Burger King Worldwide to become chief executive officer of H.J. Heinz Company. Ms. Faugeres was an executive officer of Burger King Worldwide at the end of 2013, although her employment terminated on January 1, 2014. Mr. Wiborg terminated his employment for good reason pursuant to his employment agreement effective October 25, 2013. Mr. Wiborg is a named executive officer because he was an executive officer during 2013 and is an individual for whom disclosure would have been provided pursuant to the applicable SEC rules but for the fact that he was not serving as an executive officer at the end of 2013.

2012 Omnibus Incentive Plan

On June 18, 2012, our Board of Directors adopted the Burger King Worldwide, Inc. 2012 Omnibus Incentive Plan (the “2012 Omnibus Plan”). All of the option awards issued during 2013 were granted under the 2012 Omnibus Plan. On February 14, 2013, our Board of Directors adopted the Amended and Restated 2012 Omnibus Incentive Plan (the “Amended and Restated 2012 Omnibus Plan”), which increased the shares available for issuance under the Plan from 8,500,000 to 14,500,000. The Amended and Restated 2012 Omnibus Plan was approved by our stockholders at our 2013 Annual Meeting held on May 15, 2013.

Compensation Philosophy

Our compensation philosophy is based on pay-for-performance and meritocratic principles, which incorporates our achievement of specific business goals and achievement by employees of individual performance goals. Our compensation programs are generally designed to support our business initiatives by:

•	rewarding superior financial and operational performance;

•	placing a significant portion of compensation at risk if performance goals are not achieved;

•	aligning the interests of the NEOs with those of our stockholders; and

•	enabling us to attract, retain and motivate top talent.

In making determinations about compensation, the Compensation Committee places a great emphasis on the following factors specific to the relevant individual and his or her role:

•	performance and long-term potential; and

•	nature and scope of the individual’s responsibilities and his or her effectiveness in supporting our long-term goals.

Oversight of Executive Compensation Programs

Role of Compensation Committee

The Compensation Committee makes compensation decisions and is responsible for overseeing and awarding grants under the Amended and Restated 2012 Omnibus Plan. The Compensation Committee is also responsible to the Board of Directors for establishing and overseeing our compensation philosophy and for overseeing our executive compensation policies and programs generally, and is charged with, among other things, evaluating the performance of and setting the compensation of our CEO, making recommendations to the Board with respect to the Board members and reviewing our management succession plan. The Compensation Committee does not benchmark to a particular industry or group of companies, but we draw information from general experience in formulating our executive compensation packages.

Role of Executives in Establishing Compensation

Our CEO makes recommendations to the Compensation Committee regarding job leveling and grading for the NEOs and other senior level employees. During 2013, our General Counsel attended all Compensation Committee meetings, although she left the meeting during the Compensation Committee’s executive sessions. The CEO also reviews meeting materials with the Chairman of the Compensation Committee prior to scheduled meetings. Under the Compensation Committee Charter, the Compensation Committee must review the compensation and other terms of employment of the CEO and the CEO Direct Reports and approve all equity grants made to the CEO, CEO Direct Reports and any person covered by Section 16 of the Exchange Act. However, the Compensation Committee has delegated to the CEO the authority to make grants and awards of stock rights or options to any other employees of Burger King Worldwide and its subsidiaries.

Consideration of Stockholder Advisory Vote

As part of its compensation setting process, the Compensation Committee also reviewed the results of the prior year’s stockholder advisory vote at the 2013 Annual Meeting, including the fact that 99.6% of the votes cast were voted in favor of our executive compensation. The Compensation Committee intends to annually review the results of the advisory vote and will be cognizant of this feedback as it completes its annual review of each pay element and the total compensation packages of our named executive officers.

Elements of Compensation and Benefit Programs

To achieve our policy goals, the Compensation Committee utilizes the following components of compensation: (1) base salaries, (2) an Annual Bonus Program, (3) our Annual Bonus Swap Program and (4) discretionary equity grants that may be awarded from time to time.

Base Salary

Objectives and Considerations. We provide base salaries to recognize the skills, competencies, experience and individual performance that each NEO brings to his or her position. The Compensation Committee annually reviews the base salary of the CEO and each CEO Direct Report. The Compensation Committee considers various factors such as the relevant employment agreement, the executive’s performance and responsibilities, leadership and years of experience, and his or her total compensation package.

2013 Actions. On January 28, 2013, the Compensation Committee approved an increase in Ms. Faugeres’ base salary, effective February 8, 2013, from $500,000 to $600,000 as the Compensation Committee determined that this was necessary in order to make her base salary competitive for her role as Global Chief Marketing Officer. Also on January 28, 2013, the Compensation Committee approved an increase in Mr. Goncalves’ base salary, effective February 8, 2013, from $400,000 to $440,000 to make his base salary competitive for his role as Chief Information and Performance Officer. On April 8, 2013, the Compensation Committee approved an increase in Mr. Schwartz’s base salary, effective June 7, 2013, from $500,000 to $700,000 in connection with his promotion to Chief Executive Officer. Also on April 8, 2013, the Compensation Committee approved an annual base salary of $350,000, effective April 19, 2013, for Mr. Kobza in connection with his promotion to Chief Financial Officer.

Annual Bonus Program

Objectives and Considerations. Annual cash incentives are performance-based and designed to motivate and reward employees who contribute positively towards our business strategy and achieve their individual performance objectives. Annual cash incentives are only paid if we achieve our minimum financial goals for the calendar year.

Plan Design. Our employees (excluding those who are eligible to participate in other incentive-based compensation plans), including our NEOs, are eligible to receive an annual performance-based cash bonus based on (1) business performance and (2) their individual performance. For 2013, our annual performance-based cash bonuses were awarded under the 2013 Annual Bonus Program, which was implemented under our Amended and Restated 2012 Omnibus Plan.

The formula for determining an eligible employee’s annual cash bonus under the 2013 Annual Bonus Program (the “Bonus Payout”) is set forth below.

Target	X	Achievement	X	Global	=	Bonus
Bonus		Percentage		Multiplier		Payout

Target Bonus: Our Compensation Committee establishes the annual target cash bonus opportunity or “target bonus” for each participating employee as a percentage of current base salary. An employee’s base salary as of September 30th will be used for the bonus calculation. Target bonuses are set based on the employee’s position, his or her experience, responsibilities, and prior year’s performance, although the respective employment agreement for each of Messrs. Cil and Wiborg established a minimum target bonus. Due to the nature of the CEO’s role and responsibilities, the CEO’s target bonus as a percentage of base salary is greater than that of the other NEOs.

For 2013, the target bonus for each NEO who received a cash bonus, expressed as a percentage of base salary, was as follows:

• Daniel Schwartz	170% (for 5 months); 200% (for 7 months)
• Joshua Kobza	100% (for 4 months); 120% (for 8 months)
• José Cil	150%
• Flavia Faugeres	150%
• Heitor Goncalves	140%
• Steven Wiborg	150%

The target bonus percentages approved for 2013 were the same as those for 2012, except with respect to Mr. Schwartz, whose target bonus percentage was increased from 150% to 170% in recognition of his expanded responsibilities in the area of development. On April 8, 2013, the Board approved an increase in Mr. Schwartz’s target bonus percentage from 170% to 200% of his base salary in connection with his promotion to CEO, effective June 1, 2013. Also on April 8, 2013, the Compensation Committee approved an increase in the target bonus percentage for Mr. Kobza from 100% to 120% of his base salary in connection with his promotion to Chief Financial Officer, effective May 1, 2013.

Mr. Hees, who left Burger King Worldwide on June 7, 2013 to become the chief executive officer of H.J. Heinz Company, did not receive a cash bonus for 2013.

Achievement Percentage. An executive’s Achievement Percentage is made up of two components: (1) Business Achievement and (2) Individual Achievement, each of which is weighted 50% of the Achievement Percentage. Achievement Percentage is capped at 100%.

Business Achievement - Each year the Compensation Committee establishes (1) the financial metric which it will use for measuring the financial performance of Burger King Worldwide and its various divisions and (2) the threshold, target and maximum worldwide performance levels which will apply to the calculation of each participating executive’s bonus based on the scope of a participant’s role within Burger King Worldwide.

•

For 2013, the Compensation Committee selected year-over-year organic adjusted EBITDA growth as the financial measure for Business Achievement to facilitate performance comparisons from period to period.

•

Annually, we establish worldwide year-over-year organic adjusted EBITDA growth threshold and target performance levels and regional organic adjusted EBITDA growth threshold and target performance levels, using the prior year’s EBITDA performance as a baseline to determine achievement in the current year. For 2013, Burger King Worldwide was required to achieve at least 90% of the worldwide organic adjusted EBITDA growth target in order for any payments to be made under the 2013 Annual Bonus Program. Each region was required to achieve at least 80% of its organic adjusted EBITDA growth target in order for a payment with respect to that region’s target to be payable. The exception to the threshold qualifier is that any region which achieves 100% of its organic adjusted regional EBITDA growth target will be eligible to receive a reduced payout at 60%, even if the worldwide threshold performance level is not achieved. For 2013, the Compensation Committee reduced the threshold performance level for the U.S. and Canada region to 70% of the region’s organic adjusted EBITDA growth target. The maximum payout for Business Achievement in 2013 was 100%. We refer to our year-over-year organic adjusted EBITDA growth as “EBITDA Growth Achievement.”

•

Business Achievement was measured on worldwide EBITDA Growth Achievement for each of Messrs. Schwartz, Kobza and Goncalves and Ms. Faugeres based on their roles and worldwide scope of responsibility. For Messrs. Cil and Wiborg, of the 50% allocated to Business Achievement, 20% was measured on worldwide EBITDA Growth Achievement and 30% was measured on the EBITDA Growth Achievement of their geographic areas of responsibility, which is the EMEA region for Mr. Cil and the North America region for Mr. Wiborg.

Individual Achievement - We measure individual achievement based on a participant’s overall achievement of his or her MBOs, or Management by Objectives, expressed as a percentage of completion (with 100% being completion of all MBOs). Management by Objectives is a process of defining objectives within an organization so that management and employees are aligned and performance can be objectively measured. The MBO process ensures focus on main initiatives and prioritizes actions to support achievement of company results.

If a participant’s Individual Achievement is less than 50%, then he or she will not receive a bonus payout for that year even if the Business Achievement target is met. At the end of each year, the Compensation Committee evaluates the CEO and reviews the individual performance evaluations that the CEO completed for each other NEO.

In 2013, each NEO had five MBOs with 10 key performance indicators, or KPIs, that were evaluated to measure performance of the relevant MBO. Each KPI was expressed as a percentage of completion (with 100% being full completion of a KPI). The KPIs included both quantitative and qualitative metrics associated with the responsibilities of each individual NEO. None of the individual qualitative or quantative performance objectives evaluated in determining the KPIs is material to understanding how the bonus program operated, or how annual cash incentive amounts were determined, in 2013.

Global Multiplier: We have established a “minimum”, “target” and “maximum” Global Multiplier to adjust the bonus payout based upon performance against the worldwide year-over-year organic adjusted EBITDA growth targets. For 2013, the “minimum” level represents a 90% payout, the “target” level represents a 100% payout, and the “maximum” level represents a 120% payout. If actual worldwide EBITDA Growth Achievement falls between the minimum level and target level, the Global Multiplier would be between 90% and 100%. Likewise, to the extent worldwide EBITDA Growth Achievement falls between the target level and the maximum level, the Global Multiplier would be between 100% and 120%.

2013 Annual Bonus Program Thresholds and Adjustments

Once the Compensation Committee has evaluated (i) the Business Achievement of the company worldwide and at each regional level and (ii) the Individual Achievement of the CEO and each CEO Direct Report, bonus payouts are still subject to the following restrictions:

•

Overriding Payment Qualifier: If we do not achieve the minimum free cash flow target that we established for 2013, then the bonus payout for all participants will be reduced by 30%. For 2013, we exceeded the 2013 free cash flow target.

•

ZBB Qualifier: If the 2013 budget that we established for a function head or region is exceeded, then no participant within that function or region, as applicable, will receive a bonus payout for 2013. During 2013, none of the regions or function heads exceeded their respective budgets.

•	Restaurant Requirement: Each participant at the level of manager and above must work in a Burger King restaurant for three days during the year in order to receive a bonus payout for that year.

•

Adjustment Factor: The Compensation Committee may adjust the bonus payout for any employee up or down based on a qualitative evaluation of business performance and the individual executive’s performance.

•	Specific Job Qualifiers. For certain participants, including certain NEOs, the failure to achieve a specific job-related KPI may result in the forfeiture or reduction of that participant’s bonus.

•

Continued Employment. Under the 2013 Annual Bonus Program, a participant must be employed by Burger King Worldwide prior to October 1st and on the bonus payment date to be entitled to any incentive compensation under the 2013 Annual Bonus Program. However, employees terminated without cause after September 30th are eligible for a prorated bonus payout. If Individual Achievement is not evaluated, all terminated employees are assessed at 75% of their Individual Achievement or the average Individual Achievement score for their department, whichever is less. These bonuses will be paid when, and to the extent, that bonuses are paid to other employees.

•

Changes in Position. Participants that change positions between April 1st and September 30th to one with a different target bonus percentage will receive a prorated bonus based on the number of months in each such position.

Limit on 2013 Annual Bonus Program Payouts

In February 2013, the Compensation Committee established an umbrella plan for certain “covered employees” of Burger King Worldwide, as defined in Section 162(m) of the Internal Revenue Code (the “Code”) to comply with the requirements of Section 162(m). The maximum bonus opportunity for 2013 was the lesser of $10 million or 5% of Burger King Worldwide’s 2013 EBITDA for Mr. Schwartz and 4% of 2013 EBITDA for the other NEOs. Since Burger King Worldwide’s 2013 EBITDA was $587.8 million, the maximum bonus opportunity for each NEO was $10 million. The umbrella plan serves only to provide a ceiling on the maximum bonus payout that any NEO may receive, and the actual bonus paid to each NEO was determined pursuant to the 2013 Annual Bonus Program described above.

2013 Performance. For 2013, the Compensation Committee decided that our organic adjusted EBITDA growth performance levels would be calibrated based on year-over-year organic growth by adjusting the impact of the timing of sales of company-owned restaurants during 2012 and 2013, thereby eliminating any benefit or detriment due to timing of asset disposals. Business Achievement was determined based on a comparison of budgeted organic adjusted EBITDA growth and actual organic adjusted EBITDA growth, after adjusting the currency exchange rates to bring actual results back to forecasted rates. Our minimum performance, target performance and, if applicable, maximum performance levels under the 2013 Bonus Program were based on our Board-approved budget and business plan for 2013, and these performance levels as well as the actual EBITDA Growth Achievement, were as follows:

2013 EBITDA Growth Performance Levels

	EBITDA Growth
Region	Threshold	Target	Maximum	EBITDA Growth Achievement	% of Target Growth(1)
U.S. and Canada	2%	3%	N/A	2%	70%
EMEA	13%	17%	N/A	20%	100%
Worldwide	9%	10%	N/A	10%	100%
Worldwide Multiplier	9%	10%	12%	10%	101%

(1)	Rounded down.

Since Business Achievement was capped at 100% for 2013, the EMEA region was not compensated for the 3% overachievement of the regional target. For 2013, our Global Multiplier was 101% based on our worldwide EBITDA Growth Achievement. The Individual Achievement Percentage for the NEOs for 2013 was 80%, 93.4%, 90%, 61%, 82.2% and 42% for Daniel Schwartz, Joshua Kobza, José Cil, Flavia Faugeres, Heitor Goncalves and Steven Wiborg, respectively. Upon evaluation of our strong worldwide and regional EBITDA Growth Achievement, and the Individual Achievement of several of the NEOs, the Compensation Committee approved the following upward adjustments to the bonus payout of such NEOs by the following percentages: Mr. Schwartz, 9.0%, Mr. Kobza, 16.2%, Mr. Cil, 11.2% and Mr. Goncalves, 0.6%. No adjustment was made to Ms. Faugeres’ bonus payout. Mr. Wiborg’s Individual Achievement for 2013 was less than 50%. However, the Compensation Committee approved and ratified a bonus payout to Mr. Wiborg of $407,030 as an exception to the 2013 Annual Bonus Program in recognition of his years of service as President and Chairman of North America.

On January 27, 2014, the Compensation Committee certified that, based on Burger King Worldwide’s EBITDA for 2013, the maximum bonus payout for each NEO for 2013 was $10 million. The Compensation Committee then exercised negative discretion to pay a lesser amount to each NEO consistent with the 2013 Annual Bonus Program. The actual bonus amounts are set forth in the 2013 Summary Compensation Table in this proxy statement. As discussed below, all of the NEOs who were eligible to participate elected to use a portion of their non-equity incentive compensation to purchase shares of common stock of Burger King Worldwide in the 2013 Bonus Swap Program, which, we believe, demonstrates our NEOs’ alignment with our stockholders and their confidence in our long-term success.

Bonus Swap Program

Objectives and Considerations. As part of our commitment to partnering with our executives, we provide our employees at the level of director and above, including our NEOs, the ability to invest a portion of the non-equity incentive compensation that they receive into equity of Burger King Worldwide and leverage that investment through the issuance of matching stock options.

Bonus Swap Program Design. Under our Bonus Swap Program, employees at the level of director and above are offered an opportunity to use either 25% or 50% of their calculated net non-equity incentive compensation for the year (after deducting an amount based on a theoretical tax determined based on the employee’s country of residence) to purchase shares of Burger King Worldwide (we refer to these purchased shares as “Investment Shares”). The number of Investment Shares purchased is calculated by dividing the bonus foregone by the last trading price on the date prior to the date of the purchase.

Employees who elected to purchase Investment Shares also receive stock options, called Bonus Matching Options, based on the percentage of their non-equity incentive compensation converted to Investment Shares and their level within the organization. The Bonus Matching Options are calculated by (1) multiplying an employee’s gross non-equity incentive compensation by 25% or 50%, depending on the percentage of the calculated net non-equity incentive compensation that the employee elected to convert to Investment Shares, (2) multiplying this amount by two (2) if the employee is at the level of EVP and above, and (3) dividing the total by the exercise price per share of the Bonus Matching Options. For the 2013 Bonus Swap Program, employees who elected to use 50% of their calculated net non-equity incentive compensation to purchase Investment Shares also received additional stock options, called Additional Bonus Matching Options, in the same number as the Bonus Matching Options. Bonus Matching Options and Additional Bonus Matching Options typically cliff vest on December 31st of the fourth year following the grant of the options. The Bonus Matching Options are subject to proportionate forfeiture if an employee sells the related Investment Shares prior to the vesting date, and the Additional Bonus Matching Options are subject to 100% forfeiture if an employee sells any Investment Shares prior to the vesting date.

2013 Bonus Swap Program. Each of our participating NEOs elected to invest 50% of their calculated net non-equity incentive compensation under the 2013 Annual Bonus Program into Investment Shares. Since Mr. Wiborg and Ms. Faugeres were not employees on January 31, 2014, they were not eligible to participate in the 2013 Bonus Swap Program. The purchase price of the Investment Shares and the exercise price of the Bonus Matching Options and Additional Bonus Matching Options issued was $27.28 per share, which was the last trading price reported on the New York Stock Exchange on March 6, 2014, the day preceding the grant date of March 7, 2014. The Bonus Matching Options and the Additional Bonus Matching Options will cliff vest on December 31, 2018. On January 27, 2014, the Compensation Committee approved the grants of Bonus Matching Options and Additional Bonus Matching Options to the participants in the 2013 Bonus Swap Program.

The following table sets forth, for each NEO, the portion of his or her non-equity incentive compensation used to purchase Investment Shares (the “Conversion Amount”), the number of Investment Shares purchased and the number of Bonus Matching Options and Additional Bonus Matching Options granted to such NEO:

NEO	CONVERSION AMOUNT ($)	NUMBER OF INVESTMENT SHARES (#)	2013 BONUS MATCHING OPTIONS (#)	2013 ADDITIONAL BONUS MATCHING OPTIONS (#)
Daniel Schwartz	389,995	14,296	47,654	47,653
Joshua Kobza	134,981	4,948	16,496	16,495
José Cil	279,975	10,263	29,326	29,325
Heitor Goncalves	170,991	6,268	20,894	20,894

The Bonus Matching Options and Additional Bonus Matching Options will be reported in the 2014 Summary Compensation Table and 2014 Grants of Plan-Based Awards Table.

2012 Bonus Swap Program. On March 1, 2013, pursuant to the 2012 Bonus Swap Program (which had similar terms and conditions as the 2013 Bonus Swap Program, except for the issuance of the Additional Bonus Matching Options to those participants who elected to use 50% of their calculated net non-equity incentive compensation to purchase Investment Shares), we issued Bonus Matching Options to purchase shares of common stock at an exercise price of $18.25 per share to our named executive officers. Messrs. Hees, Schwartz, Kobza, Cil, Goncalves and Wiborg and Ms. Faugeres each elected to invest 50% of their calculated net non-equity incentive compensation into Investment Shares. Each NEO’s Bonus Matching Options were calculated as set forth under “Bonus Swap Program Design” above. The Bonus Matching Options will cliff vest on December 31, 2017 and are subject to proportionate forfeiture if an employee sells the related Investment Shares. The amounts set forth below reflect the Bonus Matching Options issued:

NEO	2012 BONUS MATCHING OPTIONS (#)
Daniel Schwartz	46,575
Bernardo Hees	82,191
Joshua Kobza	776
José Cil	37,808
Heitor Goncalves	30,136
Flavia Faugeres	41,095
Steven Wiborg	32,876

Additional information regarding these stock options is provided in the 2013 Grant of Plan Based Awards Table and the 2013 Outstanding Equity Awards at Fiscal Year-End Table.

2013 Actions. On January 28, 2013, the Compensation Committee approved an increase in the target bonus percentage for Mr. Schwartz from 150% to 170% of his base salary in recognition of Mr. Schwartz’s expanded responsibilities in the area of development, effective January 1, 2013. On April 8, 2013, the Board approved a further increase in Mr. Schwartz’s target bonus percentage from 170% to 200% of his base salary, effective as of June 7, 2013, in connection with his promotion to CEO. Also on April 8, 2013, the Compensation Committee approved an increase in the target bonus percentage for Mr. Kobza from 100% to 120% of his base salary, effective May 1, 2013, in connection with his promotion to Chief Financial Officer.

On December 26, 2013, the Compensation Committee approved a modification to two option awards (the “2011 Option Award” and the “2012 Option Award”) granted to Ms. Faugeres in connection with the 2011 Bonus Swap Program and 2012 Bonus Swap Program, respectively, and authorized Burger King Worldwide to enter into an amended and restated option award agreement with respect to each such option award (the

“Amended and Restated Award Agreements”). Pursuant to the Amended and Restated Award Agreements, upon termination of Ms. Faugeres’ employment without Cause (as defined in the Amended and Restated Award Agreements) or due to her voluntary resignation on or after January 1, 2014, but prior to the vesting date of December 31, 2016 (with respect to the 2011 Option Award) and December 31, 2017 (with respect to the 2012 Option Award), the option grants will continue to vest as if no such termination of service occurred. As stated above, Ms. Faugeres’s employment with Burger King Worldwide terminated on January 1, 2014.

Discretionary Equity Grants

We believe that the use of equity compensation supports the objectives of encouraging stock ownership and aligns the interests of the NEOs with those of our stockholders. However, we do not make annual equity grants. Rather, equity grants to the CEO, CEO Direct Reports and persons covered by Section 16 of the Exchange Act are made at the discretion of the Compensation Committee, and equity grants for all other employees are made at the CEO’s discretion.

2013 Actions. On January 28, 2013, the Compensation Committee approved discretionary awards of 500,000 stock options, 200,000 stock options, 150,000 stock options and 100,000 stock options, to Messrs. Schwartz, Kobza, Cil and Goncalves, respectively, for exemplary performance. The options, which were granted on March 1, 2013, have an exercise price of $18.25 and will cliff vest on March 1, 2018. Additional information regarding these stock options is provided in the 2013 Grant of Plan Based Awards Table and the 2013 Outstanding Equity Awards at Fiscal Year-End Table.

Benefits and Perquisites

In addition to base salary, annual cash bonuses and long-term equity incentives, we provided and continue to provide (except as set forth below) the following executive benefit programs to our NEOs and other executives:

Executive Life Insurance Program

The Executive Life Insurance Program provides life insurance coverage which is paid by us and allows our U.S. executives to purchase additional life insurance coverage at their own expense. Coverage for our NEOs, which is paid by us, is limited to the lesser of $1.3 million or 2.75 times base salary.

Executive Health Plan

Mr. Cil is on temporary assignment outside of the U.S. and receives medical and dental coverage through Cigna International. We pay the premiums for this insurance coverage, which pays 100% of most of Mr. Cil’s medical and dental expenses and those of his eligible dependents. We also pay for premiums for annual comprehensive physical exams for executives. Further details are provided in the 2013 All Other Compensation Table.

Certain Other Benefits

BKC also maintains a comprehensive benefits program consisting of retirement income and health and welfare plans, which are available to the NEOs on the same basis as all other full-time employees. The objective of the program is to provide full- time employees with reasonable and competitive levels of financial support in the event of retirement, death, disability or illness, which may interrupt the eligible employee’s employment or income received as an active employee. BKC’s health and welfare plans consist of life, disability and health insurance benefit plans that are available to all eligible full-time employees. BKC also provides a 401(k) plan that is available to all eligible full-time U.S. employees. The 401(k) plan includes a matching feature of up to 4% of the employee’s base salary.

Employment Agreements with Messrs. Cil and Wiborg

We have an employment agreement in place with José Cil, our EVP, President of EMEA. None of Messrs. Hees, Schwartz, Kobza or Goncalves nor Ms. Faugeres is or was a party to an employment agreement. Until October 25, 2013, we had an employment agreement in place with Mr. Wiborg, our former EVP and Chairman, North America. On April 11, 2013, BKC entered into an amendment to the employment agreement with Mr. Wiborg. Mr Wiborg’s employment agreement terminated on October 25, 2013 when he resigned for good reason (as such term is defined in his employment agreement).

Our employment agreement with Mr. Cil will automatically extend for one-year periods on each December 31st and will continue to be so extended unless BKC provides notice of non-renewal at least 90 days prior to the expiration of the relevant period. He currently receives an annual base salary of $500,000. Mr. Cil is eligible to receive a performance-based annual cash bonus with a target payment equal to 150% of annual base salary if we achieve the target performance goals set by the Compensation Committee and he achieves his individual management business objectives for a particular fiscal year in accordance with the terms of our annual bonus program.

If BKC terminates the employment of Mr. Cil without cause or if he terminates his employment with good reason (as defined in the agreement), he will be entitled to receive a severance amount which is equal to two times the sum of his current base salary and target bonus for the year that includes the termination date, subject to Internal Revenue Code Section 409A limitations on timing of payments and the execution of a separation agreement and general release. He is also entitled to continued coverage under BKC’s medical, dental and life insurance plans for him and his eligible dependents for two years.

If Mr. Cil’s employment terminates due to his death or disability (as defined in the employment agreement), BKC will pay him (or, in the event of his death, to his estate), his pro rata bonus through the termination date to the extent and when Burger King Worldwide pays the bonus for that year.

Pursuant to Mr. Wiborg’s employment agreement, as amended, Mr. Wiborg received a base salary of $452,000 in 2013 for his service through October 25, 2013, based on an annualized salary of $520,000. In addition, since Mr. Wiborg resigned for good reason before December 31, 2013, Mr. Wiborg was eligible to receive under his employment agreement a pro-rated performance-based cash bonus for 2013 with a target payment equal to 150% of his annual base salary based on the extent to which Mr. Wiborg and BKC actually achieved the performance goals established for 2013. Although his Individual Achievement was less than 50%, the Compensation Committee approved a bonus payment for Mr. Wiborg in the amount of $407,030 as an exception, in recognition of his past service as President and Chairman of North America. Pursuant to his employment agreement, Mr. Wiborg will receive a severance payment in the amount of $1,300,000 which is equal to two and one-half times his base salary for 2013, payable in equal, bi-weekly installments during a 30 month period which commenced on November 8, 2013, subject to Internal Revenue Code Section 409A limitations on the timing of payments. Mr. Wiborg is also entitled to continued coverage under BKC’s medical, dental and life insurance plans for him and his eligible dependents for one year. Finally, as a result of his resignation for good reason on October 25, 2013, 15% of the unvested options to purchase shares of Burger King Worldwide common stock granted to Mr. Wiborg on March 1, 2013, February 21, 2012 and February 3, 2011 was accelerated and became vested.

Tax Considerations

Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid by a publicly-held company to $1,000,000 per covered individual employee per year. The Compensation Committee has principally utilized performance-based compensation programs, including the Annual Bonus Program, which meet the deductibility requirements under Section 162(m). However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, we may decide to pay compensation that is not deductible under Section 162(m).

Actions Regarding 2014 Compensation

Changes in Base Salaries and Target Bonuses. On January 27, 2014, the Compensation Committee approved an increase in Mr. Kobza’s base salary, effective February 7, 2014, from $350,000 to $385,000 and an increase in his target bonus percentage from 120% to 140% of his base salary, in recognition of his expanded responsibilities in the area of development.

Discretionary Grants. On January 27, 2014, the Compensation Committee approved discretionary awards of 400,000 stock options, 300,000 stock options, 180,000 stock options and 80,000 stock options to Messrs. Schwartz, Kobza, Cil and Goncalves, respectively, for exemplary performance. The options, which were granted on March 1, 2014, have an exercise price of $27.28 and will cliff vest on March 1, 2019.

2014 Bonus Program. On December 5, 2013, our Board of Directors approved the threshold, target and maximum performance levels for the 2014 Annual Bonus Plan and approved organic adjusted EBITDA growth as the financial measure of Business Achievement. For 2014, Burger King Worldwide must achieve at least 80% of the worldwide organic adjusted EBITDA growth target in order for any payments to be made under the 2014 Annual Bonus Program. Each region except the U.S. and Canada must achieve at least 80% of its organic adjusted EBITDA growth target in order for a payment with respect to that region’s target to be payable. In the U.S. and Canada, the range between the lower and upper thresholds has been expanded to adjust for the fact that the U.S. and Canada is the largest contributor to global EBITDA and is more mature in terms of its growth profile relative to our other regions. The Board also expanded the maximum regional achievement range from 100% to 120%, thereby increasing the Business Achievement cap for those employees having a regional component, to provide an incentive for regional outperformance. On February 18, 2014, the Compensation Committee approved the 2014 Annual Bonus Program on substantially the same terms as the 2013 Annual Bonus Program, except as set forth above.

2014 Bonus Swap Program. On January 27, 2014, the Compensation Committee approved the 2014 Bonus Swap Program on substantially the same terms as the 2013 Bonus Swap Program.

Adoption of Umbrella Plan. On January 27, 2014, the Compensation Committee approved an umbrella plan which establishes a maximum amount the NEOs and other persons covered by Section 16(b) of the Exchange Act are eligible to receive as a cash incentive payment under the 2014 Annual Bonus Program for purposes of complying with Section 162(m) of the Code. The maximum bonus opportunity for 2014 is the lesser of $10 million or 5% of Burger King Worldwide’s EBITDA for Mr. Schwartz and 4% of EBITDA for the CEO Direct Reports and certain other executives. The minimum, threshold and maximum performance targets approved by the Board on December 5, 2013 in connection with the 2014 Annual Bonus Program will serve as a guideline to the Compensation Committee in exercising its negative discretion for determining the actual amount of each executive’s cash incentive payment for 2014, if any.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have approved the inclusion of the Compensation Discussion & Analysis in this proxy statement.

COMPENSATION COMMITTEE

Alexandre Behring, Chairman

Carlos Alberto Sicupira

March 20, 2014

EXECUTIVE COMPENSATION

The following tables provide information on the compensation of the NEOs for our 2013 fiscal year. Our NEOs are the two (2) individuals who served as Chief Executive Officer during our 2013 fiscal year, our Chief Financial Officer, our three (3) other most highly compensated officers who were serving as executive officers at the end of 2013 and Steven Wiborg, who was an executive officer during 2013 and is an individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of 2013 in accordance with SEC rules.

2013 SUMMARY COMPENSATION TABLE

Named Executive Officer(1)	Year	Salary ($)		Bonus ($)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Daniel Schwartz Chief Executive Officer	2013	600,000		—		2,858,587	1,300,000	12,200	4,770,787
	2012	488,462		—		2,715,981	850,000	36,924	4,091,367
	2011	400,000		—		495,574	750,000	69,035	1,714,609

Bernardo Hees Former Chief Executive Officer	2013	363,461		—		429,859	—	12,200	805,520
	2012	750,000		—		4,159,070	1,500,000	71,472	6,480,542
	2011	750,000		250,000		1,238,938	1,650,000	126,681	4,015,619

Joshua Kobza EVP, Chief Financial Officer	2013	294,615		—		1,050,058	450,000	1,038	1,795,711

Jose Cil	2013	500,000		—		982,236	800,000	554,664	2,836,900
EVP and President of Europe, the Middle East and Africa	2012	500,000		—		1,777,617	690,000	591,238	3,558,855
	2011	500,000		—		396,459	900,000	348,695	2,145,154

Heitor Goncalves EVP, Chief Information, Performance and People Officer	2013	433,846		—		680,611	570,000	12,200	1,696,657

Flavia Faugeres	2013	584,615		—		214,927	732,000	2,000	1,533,542
Former EVP, Global Chief	2012	500,000		—		2,817,457	750,000	13,471	4,080,928
Marketing Officer	2011	147,402					372,500		519,902

Steven Wiborg Former EVP and Chairman of North America	2013	452,000	(2)	407,030	(3)	171,941	—	1,545,802	2,576,773
	2012	520,000		—		804,300	600,000	36,924	1,961,224
	2011	519,231		—		619,468	750,000	140,871	2,029,570

(1)	Mr. Hees left the company on June 7, 2013 to become chief executive officer of H.J. Heinz Company. Mr. Schwartz was Chief Financial Officer of Burger King Worldwide until April 7, 2013, Chief Operating Officer from April 8, 2013 until June 7, 2013 and Chief Executive Officer commencing on June 7, 2013. Mr. Kobza was appointed Chief Financial Officer, effective April 8, 2013. Ms. Faugeres was an executive officer of Burger King Worldwide at the end of 2013, although her employment terminated on January 1, 2014. Mr. Wiborg terminated his employment for good reason pursuant to his employment agreement, effective October 25, 2013.
(2)	During 2013, Mr. Wiborg received a base salary of $452,000 based on an annualized salary of $520,000.
(3)	Although Mr. Wiborg’s Individual Achievement was less than 50%, the Compensation Committee approved a bonus payout to Mr. Wiborg of $407,030 as an exception to the 2013 Annual Bonus Program, in recognition of his past service as President and Chairman of North America. A full discussion of our 2013 Annual Bonus Plan is included in our “Compensation Discussion and Analysis” above.
(4)

Amounts shown in this column include the aggregate grant date fair value of (i) Bonus Matching Options granted in 2013 and 2012 under the Bonus Swap Program and (ii) discretionary option awards granted to the NEOs in the respective year. Our named executive officers have not actually received this compensation nor do these amounts reflect the actual value that will be recognized by the named executive officer. Instead the amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

For additional information on the valuation assumptions regarding the option awards, refer to Note 16 to our audited consolidated financial statements for the year ended December 31, 2013, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.
(5)	The amounts reported in this column reflect compensation earned for 2013 performance under our Annual Bonus Program. We make payments under this program in the first quarter of the fiscal year following the fiscal year in which the bonus was earned after finalization of our audited financial statements. As discussed above under “Compensation Discussion and Analysis—Bonus Swap Program”, in 2013 each of our NEOs (other than Mr. Hees, who was not paid a bonus, and Mr. Wiborg and Ms. Faugeres, who were not eligible to participate in the 2013 Bonus Swap Program) elected to forego 50% of their calculated net non-equity incentive compensation (the maximum permitted pursuant to the program) to purchase shares of our common stock. The amounts of 2013 non-equity incentive compensation were as follows: Mr. Schwartz - $389,995; Mr. Kobza - $134,981; Mr. Cil - $279,975; and Mr. Goncalves - $170,991. The amounts of 2012 non-equity incentive compensation foregone and used to purchase shares of common stock in March 2013 were as follows: Mr. Hees -$449,990; Mr. Schwartz - $254,989; Mr. Cil - $206,991; Ms. Faugeres - $224,986; and Mr. Wiborg - $180,000. In 2011, the amounts of non-equity incentive compensation foregone and used to purchase shares of common stock were as follows: Mr. Hees - $825,000; Mr. Schwartz - $374,999; Mr. Cil - $287,594; Ms. Faugeres - $186,245; and Mr. Wiborg - $374,999.
(6)	Details of the amounts set forth in this column related to 2013 are included in the All Other Compensation Table below.

2013 ALL OTHER COMPENSATION TABLE

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation Table above for 2013.

Named Executive Officer	Year	Company Contribution to Retirement and 401(k) Plans $	Expatriate Benefits(1) $	Severance(2) $	Relocation(3) $	Other(4) $	TOTALS $
Daniel Schwartz	2013	10,200	—	—	—	2,000	12,200
Bernardo Hees	2013	10,200	—	—	—	2,000	12,200
Joshua Kobza	2013	538	—	—	—	500	1,038
Jose Cil	2013	10,200	542,964	—	—	1,500	554,664
Heitor Goncalves	2013	10,200	—	—	—	2,000	12,200
Flavia Faugeres	2013	—	—	—	—	2,000	2,000
Steven Wiborg	2013	10,200	—	1,300,000	233,602	2,000	1,545,802

(1)	This column represents expatriate benefits received by Mr. Cil during 2013 in connection with his temporary assignment from the U.S. to Switzerland. Total expatriate benefits for Mr. Cil included (i) an allowance of $60,000; (ii) $8,109 for the use of a company car in Switzerland, plus tax gross-up of $119; (iii) $456,248 estimated Swiss individual income taxes, plus tax gross-up of $6,714; and (iv) $11,603 Swiss health insurance, plus tax gross-up of $171.
(2)	Since Mr. Wiborg resigned from Burger King Worldwide on October 25, 2013 for good reason pursuant to his employment agreement, Mr. Wiborg will receive a severance payment in the amount of $1,300,000, which is equal to two and one-half times his base salary for 2013, payable in equal bi-weekly installments during a 30-month period which commenced on November 8, 2013.
(3)	This column represents relocation benefits received by Mr. Wiborg in connection with the termination of his employment as follows: (i) $113,001 in closing costs, plus tax gross up of $85,727; and (ii) $34,874 in relocation expenses.

(4)	Includes the cost of premiums for an annual executive physical exam for each executive in the amount of $1,500 for each executive except Mr. Kobza and a $500 contribution to the health savings account established for each executive except Mr. Cil.

2013 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about cash (non-equity) and equity compensation awarded to our named executive officers in 2013 including: (1) the range of possible cash payouts under our 2013 Annual Bonus Program, (2) the grant date of equity awards; (3) the number and exercise price of stock option grants (including the Bonus Matching Options received in March 2013 in connection with the 2012 Annual Bonus Program and the discretionary stock options awarded during 2013; and (4) the grant date fair value of the stock option grants calculated in accordance with FASB ASC Topic 718. The Bonus Matching Options are discussed in greater detail in our “Compensation Discussion and Analysis” above.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Named Executive Officer	Threshold $(1)	Target $(1)	Maximum $(1)	Grant Date	Approval Date
Daniel Schwartz	826,871	1,312,493	1,574,992	3/1/2013	1/28/2013	46,575	18.25	243,587
				3/1/2013	1/28/2013	500,000	18.25	2,615,000
Bernardo Hees	945,000	1,500,000	1,800,000	3/1/2013	1/28/2013	82,191	18.25	429,859
Joshua Kobza	249,901	396,669	476,003	3/1/2013	1/28/2013	776	18.25	4,058
				3/1/2013	1/28/2013	200,000	18.25	1,046,000
Jose Cil	452,250	750,000	900,000	3/1/2013	1/28/2013	37,808	18.25	197,736
				3/1/2013	1/28/2013	150,000	18.25	784,500
Heitor Goncalves	388,080	616,000	739,200	3/1/2013	1/28/2013	30,136	18.25	157,611
				3/1/2013	1/28/2013	100,000	18.25	523,000
Flavia Faugeres	567,000	900,000	1,080,000	3/1/2013	1/28/2013	41,095	18.25	214,927
Steven Wiborg(2)	449,280	780,000	936,000	3/1/2013	1/28/2013	32,876	18.25	171,941

(1)	Threshold amounts reflect amounts payable under our 2013 Annual Bonus Plan assuming that the Business Achievement was 90%, Individual Achievement was 50% and Global Multiplier was 90%, except in the case of Messrs. Cil and Wiborg. In the case of Mr. Cil, we assumed that 30% of his Business Achievement was at 80% and 20% of his Business Achievement was at 90%. In the case of Mr. Wiborg, we assumed that 30% of his Business Achievement was at 70% and 20% of his Business Achievement was at 90%. Target amounts assume that the Business Achievement was 100%, Individual Achievement was 100% and Global Multiplier was 100%. Maximum amounts assume that the Business Achievement was 100%, Individual Achievement was 100% and Global Multiplier was 120%. Amounts do not take into consideration the percentage that the bonus could be negatively adjusted under the Overall Payment Qualifier (up to 30%) or the impact of Compensation Committee discretion. A full discussion of our 2013 Annual Bonus Plan is included in the “Compensation Discussion and Analysis” above.
(2)	Although Mr. Wiborg’s Individual Achievement was less than 50%, the Compensation Committee approved a bonus payout to Mr. Wiborg of $407,030 as an exception to the 2013 Annual Bonus Program, in recognition of his past service as President and Chairman of North America. A full discussion of our 2013 Annual Bonus Plan is included in our “Compensation Discussion and Analysis” above.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Grant Date		Option Awards
Named Executive Officer			Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Daniel Schwartz	2/3/2011	(1)	0	848,420	3.54	2/2/2021
	2/21/2012	(2)	0	211,658	3.54	2/20/2022
	3/1/2012	(3)	0	503,074	3.97	2/28/2022
	3/1/2013	(4)	0	46,575	18.25	2/28/2023
	3/1/2013	(5)	0	500,000	18.25	2/28/2023
Bernardo Hees	2/3/2011	(1)	0	2,121,053	3.54	2/2/2021
	2/21/2012	(2)	0	465,650	3.54	2/20/2022
	3/1/2012	(3)	0	628,842	3.97	2/28/2022
	3/1/2013	(4)	0	82,191	18.25	2/28/2023
Joshua Kobza	3/1/2013	(4)	0	776	18.25	2/28/2023
	3/1/2013	(5)	0	200,000	18.25	2/28/2023
Jose Cil	2/3/2011	(1)	0	678,735	3.54	2/2/2021
	2/21/2012	(2)	0	253,988	3.54	2/20/2022
	3/1/2012	(3)	0	213,806	3.97	2/28/2022
	3/1/2013	(4)	0	37,808	18.25	2/28/2023
	3/1/2013	(5)	0	150,000	18.25	2/28/2023
Heitor Goncalves	2/3/2011	(1)	0	530,260	3.54	2/2/2021
	2/21/2012	(2)	0	177,791	3.54	2/20/2022
	3/1/2013	(4)	0	30,136	18.25	2/28/2023
	3/1/2013	(5)	0	100,000	18.25	2/28/2023
Flavia Faugeres	2/1/2012	(1)	0	636,315	3.54	10/31/2021
	2/21/2012	(2)	0	105,121	3.54	2/20/2022
	3/1/2013	(4)	0	41,095	18.25	2/28/2023

(1)	These stock options cliff vest on October 19, 2015.
(2)	Reflects Bonus Matching Options issued on February 21, 2012 in connection with the 2011 Bonus Swap Program. These stock options cliff vest on December 31, 2016 and are subject to proportionate forfeiture if the Investment Shares in connection with which they were issued are sold.
(3)	Reflects discretionary stock options granted to the executive. These stock options cliff vest on March 1, 2017.
(4)	Reflects Bonus Matching Options issued on March 1, 2013 in connection with the 2012 Bonus Swap Program. These stock options cliff vest on December 31, 2017 and are subject to proportionate forfeiture if the Investment Shares in connection with which they were issued are sold.
(5)	Reflects discretionary stock options granted to the executive. These stock options cliff vest on March 1, 2018.

2013 OPTION EXERCISES TABLE

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Daniel Schwartz	0	0
Bernardo Hees	0	0
Joshua Kobza	0	0
Jose Cil	0	0
Heitor Goncalves	0	0
Flavia Faugeres	0	0
Steven Wiborg	874,405	14,714,701

(1)	Values realized are computed using the difference between the fair market value of a share of our common stock at the time of exercise (or weighted average selling price for same-day sales) and the exercise price and based on the following:

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Exercise Price ($)	Per Share Value Realized on Exercise Date ($)
Steven Wiborg	23,246	3.54	17.38
	74,080	3.54	17.38
	25,059	3.54	16.81
	56,249	3.54	16.89
	4,931	18.25	2.18
	94,635	3.54	16.92
	140,359	3.54	16.92
	67,508	3.54	16.83
	48,933	3.54	16.87
	65,000	3.54	16.81
	274,405	3.54	16.81

2013 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The table below sets forth the potential payments that would be due to our named executive officers if they had been terminated on December 31, 2013. We do not have employment agreements with Messrs. Schwartz, Kobza and Goncalves; consequently, the amounts they will receive upon termination of employment will be determined under the Burger King Corporation Severance Pay Plan, the 2013 Annual Bonus Program, and the terms of their outstanding equity grants under the 2011 Omnibus Incentive Plan and the 2012 Omnibus Plan. We currently have an employment agreement with Mr. Cil; consequently, the amount he will receive upon termination of employment will be determined pursuant to his agreement.

Mr. Hees resigned effective June 7, 2013 to become chief executive officer of H.J. Heinz Company and, therefore, he has not been included in the table below. All of his options to purchase shares of Burger King Worldwide common stock continue to vest due to his continued service on our Board. Ms. Faugeres was employed on December 31, 2013, but her employment terminated effective January 1, 2014. Accordingly, the amounts set forth in the table below for Ms. Faugeres are the amounts she actually received and her post-termination option valuation.

Mr. Wiborg resigned for good reason pursuant to his employment agreement on October 25, 2013 and, therefore, he has not been included in the table below. Since Mr. Wiborg resigned for good reason before December 31, 2013, he was eligible to receive under his employment agreement a pro-rated performance-based cash bonus for 2013 with a target payment equal to 150% of his annual base salary based on the extent to which Mr. Wiborg and BKC actually achieved the performance goals established for 2013. Although his Individual Achievement was less than 50%, the Compensation Committee approved a bonus payment for Mr. Wiborg in the amount of $407,030 as an exception, in recognition of his past service as President and Chairman of North America. Pursuant to his employment agreement, Mr. Wiborg will receive a severance payment in the amount of $1,300,000 which is equal to two and one-half times his base salary for 2013, payable in equal, bi-weekly installments during a 30-month period which commenced on November 8, 2013. Mr. Wiborg is also entitled to continued coverage under BKC’s medical, dental and life insurance plans for him and his eligible dependents for one year. Finally, as a result of his resignation for good reason on October 25, 2013, 15% of the unvested options to purchase shares of Burger King Worldwide common stock granted to Mr. Wiborg on March 1, 2013, February 21, 2012 and February 3, 2011 was accelerated and became vested.

Severance Pay Plan. Pursuant to the Severance Pay Plan adopted on July 30, 2013, eligible employees whose employment is involuntarily terminated due to reductions in staff, position elimination, facility closing, closure of a business unit or organizational changes or restructuring are entitled to two weeks of severance for every year worked, with a two-week minimum and capped at five months for employees at the level of vice president and above. In addition, employees are entitled to receive continued group medical, dental and vision coverage at the active employee rate for the longer of three months or the employee’s severance pay period, subject to certain conditions. The employee’s right to receive these benefits is subject to his or her execution of a general release of claims in favor of BKC and entry into other separation documents.

2013 Annual Bonus Program. Pursuant to the terms of the 2013 Annual Bonus Program, participants are eligible to receive a bonus on a pro rata basis if (i) he or she dies or becomes disabled prior to the end of 2013, or (ii) he or she was actively employed by BKC or one of its designated subsidiaries for at least nine (9) months during 2013, even if he or she was not actively employed on the bonus payment date. For employees who die or become disabled, we determine whether the employee is entitled to receive a bonus on a case by case basis, and for the 2013 Annual Bonus Plan, we have determined that the bonus would be calculated in accordance with the 2013 Annual Bonus Plan as described in our “Compensation Discussion and Analysis” above and then prorated based on the number of days employed during the year. Employees who are terminated before September 30th will not be eligible for a bonus. For employees who are terminated without cause during 2013 after being employed for at least nine (9) months, the amount of the bonus is calculated in accordance with the 2013 Annual Bonus Program as described in our “Compensation Discussion and Analysis” above; however, Individual Achievement will not be evaluated, and all terminated employees are assessed at 75% of their Individual Achievement or the average Individual Achievement score for their department, whichever is less, except in the case of employees who were employed through December 31, 2013, who were rated based on their actual Individual Achievement. These bonuses will be paid when, and to the extent, that bonuses are paid to other employees.

Equity Grants. Pursuant to the Award Agreements governing the issuances of stock options in 2011, if an employee is terminated prior to the vesting date of October 19, 2015, (i) “Without Cause” or (ii) by reason of the employee’s death, Retirement or Disability (each as defined in the Award Agreement), the employee (or such other person who is entitled to exercise the option) shall be vested in the number of shares of common stock as if the shares subject to the option vested 20% on October 19, 2011, October 19, 2012, October 19, 2013, October 19, 2014 and October 19, 2015, respectively, and the employee may exercise the option to the extent vested on the date of termination of service for a period of (1) 90 days, in the case of termination without Cause or (2) one year, in the case of termination due to death, Retirement or Disability.

Pursuant to the Award Agreements governing the issuances of the 2011 Bonus Matching Options granted on February 21, 2012, if an employee is terminated prior to the vesting date of December 31, 2016 (i) “Without

Cause” or (ii) by reason of the employee’s death, Retirement or Disability (each as defined in the Award Agreement), the employee (or such other person who is entitled to exercise the option) shall be vested in the number of shares of common stock as if the shares subject to the option vested 20% on December 31, 2012, December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016, respectively, and the employee may exercise the option to the extent vested on the date of termination of service for a period of (1) 90 days, in the case of termination without Cause or (2) one year, in the case of termination due to death, Retirement or Disability.

Pursuant to the Award Agreements governing the issuances of the 2012 Bonus Matching Options granted on March 1, 2013, if an employee is terminated prior to the vesting date of December 31, 2016 (i) “Without Cause” or (ii) by reason of the employee’s death, Retirement or Disability (each as defined in the Award Agreement), the employee (or such other person who is entitled to exercise the option) shall be vested in the number of shares of common stock as if the shares subject to the option vested 20% on December 31, 2013, December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017, respectively, and the employee may exercise the option to the extent vested on the date of termination of service for a period of (1) 90 days, in the case of termination without Cause or (2) one year, in the case of termination due to death, Retirement or Disability.

Pursuant to the Award Agreements governing the issuances of the discretionary options granted on March 1, 2012, if an employee is terminated prior to the vesting date of March 1, 2017 (i) “Without Cause” or (ii) by reason of the employee’s death, Retirement or Disability (each as defined in the Award Agreement), the employee (or such other person who is entitled to exercise the option) shall be vested in the number of shares of common stock as if the shares subject to the option vested 20% on March 1, 2013, March 1, 2014, March 1, 2015, March 1, 2016 and March 1, 2017, respectively, and the employee may exercise the option to the extent vested on the date of termination of service for a period of (1) 90 days, in the case of termination without Cause or (2) one year, in the case of termination due to death, Retirement or Disability.

Pursuant to the Award Agreements governing the issuances of the discretionary options granted on March 1, 2013, if an employee is terminated prior to the vesting date of March 1, 2018 (i) “Without Cause” or (ii) by reason of the employee’s death, Retirement or Disability (each as defined in the Award Agreement), the employee (or such other person who is entitled to exercise the option) shall be vested in the number of shares of common stock as if the shares subject to the option vested 20% on March 1, 2014, March 1, 2015, March 1, 2016, March 1, 2017 and March 1, 2018, respectively, and the employee may exercise the option to the extent vested on the date of termination of service for a period of (1) 90 days, in the case of termination without Cause or (2) one year, in the case of termination due to death, Retirement or Disability.

Pursuant to all of the Award Agreements issued to the NEOs, if, prior to the vesting date of the options, an employee is terminated without Cause within 12 months after a Change in Control occurs, all options shall vest in full upon such termination.

Executive Name	Death and Disability ($)		Termination w/o Cause or for Good Reason ($)(1)		Termination w/o Cause or for Good Reason After Change in Control ($)(1)
Daniel Schwartz
Salary	—		80,769	(2)	80,769	(2)
Bonus	1,300,000	(3)	1,300,000	(3)	1,300,000	(3)
Option Valuation	13,414,133	(4)	13,414,133	(4)	32,503,486	(5)
Value of Benefits Continuation	—		1,878	(2)	1,878	(2)
Outplacement Services	—		—		—

Total	14,714,133		14,796,780		33,886,133
Joshua Kobza
Salary	—		13,462	(2)	13,462	(2)
Bonus	450,000	(3)	450,000	(3)	450,000	(3)
Option Valuation	715	(4)	715	(4)	925,577	(5)
Value of Benefits Continuation	—		723	(2)	723	(2)
Outplacement Services	—		—		—

Total	450,715		464,900		1,389,762
Jose Cil
Salary	—		1,000,000	(6)	1,000,000	(6)
Bonus	750,000	(7)	1,500,000	(6)	1,500,000	(6)
Option Valuation	10,673,333	(4)	10,673,333	(4)	22,924,799	(5)
Value of Benefits Continuation	—		49,311	(6)	49,311	(6)
Outplacement Services	—		28,500	(8)	28,500	(8)

Total	11,423,333		13,251,144		25,502,610
Heitor Goncalves
Salary	—		50,769	(2)	50,769	(2)
Bonus	570,000	(3)	570,000	(3)	570,000	(3)
Option Valuation	7,548,528	(4)	7,548,528	(4)	14,279,472	(5)
Value of Benefits Continuation	—		2,517	(2)	2,517	(2)
Outplacement Services	—		—		—

Total	8,118,528		8,171,814		14,902,758
Flavia Faugeres(9)
Salary	—		—		—
Bonus	732,000	(3)	732,000	(3)	732,000	(3)
Option Valuation	14,513,991	(10)	14,513,991	(10)	14,513,991	(10)
Value of Benefits Continuation	—		3,533	(9)	3,533	(9)
Outplacement Services	—		—		—

Total	15,245,991		15,249,524		15,249,524

(1)	Because we do not have employment agreements with Messrs. Schwartz, Kobza and Goncalves, and executives do not have the ability to terminate for “Good Reason” under our Severance Pay Plan, termination for “Good Reason” and termination for “Good Reason after Change in Control” are not applicable to Messrs. Schwartz, Kobza and Goncalves. Accordingly, amounts in these columns for Messrs. Schwartz, Kobza and Goncalves reflect payments due upon termination Without Cause.
(2)	Because we do not have employment agreements with Messrs. Schwartz, Kobza and Goncalves, these amounts are determined under the Severance Pay Plan. The severance payment for Messrs. Schwartz and Goncalves is six weeks, and the severance payment for Mr. Kobza is two weeks.
(3)	Based upon amounts actually paid under the 2013 Annual Bonus Plan.

(4)	In the case of termination Without Cause or for Good Reason, options will vest in five equal installments as set forth in the Award Agreement. Amounts reflect the intrinsic value of shares underlying options that would vest, calculated as the difference between $22.86, our closing stock price on December 31, 2013, and the exercise price of the options. Mr. Cil has the right to terminate for Good Reason under his employment agreement.
(5)	In the case of termination Without Cause or for Good Reason within twelve months after a Change in Control (as defined in the 2011 Omnibus Plan and 2012 Omnibus Plan, as applicable), all outstanding options would vest. Amounts reflect the intrinsic value of shares underlying options that would vest, calculated as the difference between $22.86, our closing stock price on December 31, 2013, and the exercise price of the options.
(6)	If Mr. Cil is terminated Without Cause (as such term is defined in his employment agreement), he will be entitled to receive (i) two times the sum of his then current base salary and target bonus for the year of termination and (ii) continued coverage for two years under our medical, dental and life insurance plans for him and his eligible dependents. Additionally, Mr. Cil will receive these benefits if his employment is terminated for Good Reason (as such term is defined in his employment agreement).
(7)	If Mr. Cil dies or becomes disabled, he is entitled to receive a prorated bonus through the termination date under each executive’s employment agreement assuming performance at the target level, to the extent and when we pay the bonus for that year. The term “disability” is defined in his employment agreement as a physical or mental disability that prevents or would prevent the performance by the executive of his duties under the employment agreement for a continuous period of six months or longer.
(8)	Under his employment agreement, at the discretion of Burger King Worldwide, Mr. Cil will receive outplacement services upon termination of employment Without Cause or for Good Reason.
(9)	Ms. Faugeres was employed on December 31, 2013, but her employment terminated effective January 1, 2014. Accordingly, the amounts set forth in the table for Ms. Faugeres are the amounts she actually received and her post-termination option valuation.
(10)	Pursuant to the Award Agreements governing the issuance of the February 1, 2012, February 21, 2012 and March 1, 2013 option grants to Ms. Faugeres, if her employment terminates Without Cause (as defined in the Award Agreements) or due to her voluntary resignation on or after January 1, 2014, but prior to the vesting date of October 19, 2015, December 31, 2016 and December 31, 2017, respectively, the option grants will continue to vest as if no such termination of service had occurred. Ms. Faugeres’ employment terminated effective January 1, 2014, and her options continue to vest pursuant to the terms of the applicable Award Agreements.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

(Item 3 on the Proxy Card)

What am I voting on?

You are voting on a proposal to ratify the selection of KPMG LLP (“KPMG”) as our independent auditors for 2014. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During 2013, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the meeting?

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT

YOU VOTE FOR APPROVAL OF PROPOSAL 3, RATIFICATION OF INDEPENDENT AUDITORS

What were KPMG’s fees for audit and other services for fiscal years 2013 and 2012?

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for 2013 and 2012, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2013 and 2012.

	2013 ($ in thousands)	2012 ($ in thousands)
Audit fees(1)	2,985	3,048
Audit-related fees(2)	100	308
Tax Fees	25	55
All other fees(3)	837	2,315

Total fees	3,947	5,726

(1)	Annual audit fees primarily consist of fees for the audit of the consolidated financial statements and the review of the interim condensed quarterly consolidated financial statements. This category also includes fees for statutory audits required by the tax authorities of various countries and accounting consultations and research work necessary to comply with Public Company Accounting Oversight Board standards.
(2)	Audit-Related Fees are primarily the fees for financial statement audits of our marketing funds and accounting consultations related to the evaluation of certain transactions.
(3)	All Other Fees are fees for services other than those in the above categories, including the preparation of comfort letters and review of related documents.

Pursuant to its written charter, the Audit Committee pre-approves all audit services and permitted non-audit services to be performed by our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Martin E. Franklin, Paul J. Fribourg and Alan Parker.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Paul J. Fribourg is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Paul J. Fribourg has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter, which was adopted on June 20, 2012. The charter is available in the “Investor Relations” section of our website at www.bk.com.

Audit Committee Report.

The Audit Committee has: (i) reviewed and discussed the audited consolidated financial statements of Burger King Worldwide with management; (ii) discussed with KPMG, the independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees), as modified or supplemented; (iii) received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and (iv) discussed with KPMG the firm’s independence. The Audit Committee has also considered whether the provision of specific non-audit services by the independent auditor is compatible with maintaining its independence and believes that the services provided by KPMG for 2013 were compatible with, and did not impair, its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for fiscal 2013 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Martin E. Franklin

Paul J. Fribourg, Chairman

Alan Parker

March 20, 2014

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners, Directors and Management

This table shows ownership information for stockholders known by our management to be the owners of 5% or more of our common stock, each of our directors, each of the executive officers named in the Summary Compensation Table on page 29 and all directors and executive officers as a group. This information is presented as of March 18, 2014. The percentage ownership is based upon 351,935,504 shares of common stock outstanding as of March 18, 2014.

Under SEC rules, “beneficial ownership” for purposes of this table takes into account stock as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act.

Except as indicated in the footnotes to this table, to the best of our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Number of Shares	Percent of Class
5% Stockholders:
3G(1)	243,858,915	69.3
Pershing Square Funds(2)	41,949,413	11.9
Named Executive Officers and Directors:
Alexandre Behring (3)	89,218	*
Martin E. Franklin(4)	1,416,746	*
Paul J. Fribourg(3)	43,258	*
Bernardo Hees	266,060	*
Alan Parker(5)	53,625	*
Carlos Alberto Sicupira (3)	44,608	*
Roberto Moses Thompson Motta (3)	2,175	*
Alexandre Van Damme (3)	11,175	*
Daniel S. Schwartz	137,996	*
Joshua Kobza	5,413	*
José E. Cil	105,758	*
Heitor Goncalves	107,478	*
Flavia Faugeres(6)	66,825	*
Steven Wiborg(6)	75,000	*
All executive officers and directors as a group (16 persons)(7)	2,389,805	*

*	Represents beneficial ownership of less than one percent (1%) of our outstanding Common Stock.
(1)	3G Special Situations Partners, Ltd. serves as the general partner of 3G Special Situations Fund II, L.P. 3G Capital Partners II L.P. is the parent of, and wholly owns, 3G Special Situations Partners, Ltd. 3G Capital serves as the general partner of 3G Capital Partners II L.P. Each of 3G Special Situations Fund II, L.P., 3G Special Situations Partners, Ltd., 3G Capital Partners II L.P. and 3G Capital may be deemed to beneficially own, and to have shared voting and dispositive power with respect to, these shares of Common Stock. The address of each of the 3G entities is c/o 3G Capital, Inc., 600 Third Avenue, 37th Floor, New York, New York 10016. Mr. Behring is the managing partner of 3G Capital, and Messrs. Behring, Hees, Schwartz, Sicupira and Thompson Motta are partners of 3G Capital. A five member investment committee of 3G Capital is empowered to make decisions with respect to 3G Capital’s investments, including Burger King Worldwide, and therefore, no individual member of the committee is deemed to be the beneficial owner of the shares of Burger King Worldwide beneficially owned indirectly by 3G Capital. This investment committee has the power to vote, dispose of or sell all of the shares of Burger King Worldwide. Messrs. Behring, Sicupira and Thompson Motta are among the members of the investment committee and disclaim beneficial ownership of any shares beneficially owned by 3G Capital.
(2)

According to a Schedule 13G (Amendment No. 2) filed by Pershing Square Capital Management, L.P., Pershing Square Capital Management, L.P. is the investment manager of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square Holdings, Ltd. and Pershing Square International, Ltd. (collectively referred to as the “Pershing Square Funds”). Pershing Square GP, LLC is the general partner of Pershing Square, L.P. and Pershing Square II, L.P. PS Management GP, LLC is the general partner of Pershing Square Capital Management, L.P. William Ackman is the Chief Executive Officer of Pershing Square Capital Management, L.P. and the managing member of PS Management GP, LLC. The address of each of the Pershing Square Funds, Pershing Square Capital Management, L.P., PS Management GP, LLC and Mr. Ackman is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. Pershing Square Capital Management, L.P., as the investment adviser to the Pershing Square Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) 38,387,865 shares of Common Stock. As the general partner of Pershing Square Capital Management, L.P.,

PS Management GP, LLC may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose of or direct the disposition of) these shares of Common Stock. By virtue of Mr. Ackman’s position as managing member of PS Management GP, LLC, Mr. Ackman may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) these shares of Common Stock and, therefore, Mr. Ackman may be deemed to be the beneficial owner of these shares of Common Stock. In addition, Mr. Ackman has sole power to vote or direct the vote of 3,561,548 shares of Common Stock.
(3)	Represents restricted stock units that settle upon termination of board service by Messrs. Behring, Fribourg, Sicupira, Thompson or Van Damme.
(4)	Represents 1,411,469 shares of common stock owned directly and 5,277 restricted stock units that settle upon termination of board service by Mr. Franklin.
(5)	Includes 8,625 restricted stock units that settle upon termination of board service, 30,000 shares held by Oyster Reach Limited and 15,000 owned directly by Mr. Parker. Mr. Parker is the sole shareholder and director of Oyster Reach Limited.
(6)	Based on our records of the stock ownership for Mr. Wiborg and Ms. Faugeres.
(7)	Includes in the aggregate 204,336 restricted stock units that settle upon the termination of board service by respective board members. Excludes the shares owned by Mr. Wiborg and Ms. Faugeres since they are no longer employed by Burger King Worldwide.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the outstanding shares of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. Directors, executive officers and greater-than-ten percent stockholders are also required to furnish us with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during 2013.

ADDITIONAL INFORMATION

Who will pay for this proxy solicitation?

We will bear the cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of our stock. A few of our officers and employees may participate in the solicitation of proxies without additional compensation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding” which has been approved by the SEC. Burger King Worldwide and some brokers “household” proxy materials, delivering a single Notice and, if applicable, this proxy statement and Annual Report, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders or they participate in electronic delivery of proxy materials. Stockholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Burger King Worldwide, Inc., 5505 Blue Lagoon Drive Miami, FL 33126 or by contacting us by telephone at (305) 378-7696.

May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?

In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the Annual Meeting of Stockholders in 2015, a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than December 2, 2014 and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Burger King Worldwide, Inc., 5505 Blue Lagoon Drive Miami, FL 33126. The proposal should be sent to the attention of the Corporate Secretary.

Pursuant to our bylaws, stockholder proposals submitted for consideration at the 2014 Meeting but not submitted for inclusion in our proxy statement pursuant to Rule 14a-8, including stockholder nominations for candidates for election as directors, generally must be delivered to the Corporate Secretary not later than 90 days nor earlier than 120 days before the first anniversary of the date of the 2014 Annual Meeting of Stockholders. As a result, notice given by a stockholder pursuant to the provisions of our bylaws, rather than pursuant to Rule 14a-8, must be received no earlier than January 15, 2015 and no later than February 14, 2015.

Our bylaws require that any stockholder proposal must set forth a brief description of the business desired to be brought before the Annual Meeting, the name and address of the proposing stockholder as they appear in our records, the number of shares of our common stock that the stockholder owns, any material interest the stockholder has in the proposal and whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of voting shares required to approve the proposal.

In addition to these requirements, a stockholder intending to nominate a person for election as a director must also provide the name, age, address and principal occupation or employment of the person who the stockholder proposes to nominate, as well as the number of shares of our common stock that that person owns.

The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

ANNUAL MEETING OF BURGER KING WORLDWIDE, INC.

Date:	MAY 15, 2014
Time:	9:00 A.M. (Eastern Daylight Time)
Place:	5505 Blue Lagoon Drive, Miami, FL 33126

Please make your marks like this:  ☒   Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

1: Election of the eight (8) directors specifically named in the proxy statement, each for a term of one (1) year.	For		Withhold	Board of Directors Recommends ê
01 Alexandre Behring	☐		☐	For
02 Martin E. Franklin	☐		☐	For
03 Paul J. Fribourg	☐		☐	For
04 Bernardo Hees	☐		☐	For
05 Alan Parker	☐		☐	For
06 Carlos Alberto Sicupira	☐		☐	For
07 Roberto Moses Thompson Motta	☐		☐	For
08 Alexandre Van Damme	☐		☐	For

	For	Against	Abstain
2: Approval, on an advisory basis, of the compensation paid by Burger King Worldwide, Inc. to its named executive officers.	☐	☐	☐	For
3: Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Burger King Worldwide, Inc. for 2014.	☐	☐	☐	For
4: Any other business properly brought before the meeting.
Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Burger King Worldwide, Inc.

to be held on Thursday, MAY 15, 2014

for Holders as of MARCH 18, 2014

This proxy is being solicited on behalf of the Board of Directors

VOTED BY:

INTERNET	TELEPHONE
Go To	866-390-5360

www.proxypush.com/BKW
• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

       MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Jill Granat and Daniel S. Schwartz, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Burger King Worldwide, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

All votes must be received by 5:00 P.M., Eastern Daylight Time, May 14, 2014.

PROXY TABULATOR FOR BURGER KING WORLDWIDE, INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Proxy — BURGER KING WORLDWIDE, INC.

Annual Meeting of Stockholders

MAY 15, 2014, 9:00 a.m. (Eastern Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Jill Granat and Daniel S. Schwartz (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of BURGER KING WORLDWIDE, INC., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 5505 Blue Lagoon Drive, Miami, FL 33126 on Thursday, MAY 15, 2014 at 9:00 a.m. (EDT) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1.	Election of the eight (8) directors specifically named in the proxy statement, each for a term of one (1) year.

2.	Approval, on an advisory basis, of the compensation paid by the Company to its named executive officers.

3.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for 2014.

4.	Any other business properly brought before the meeting.

The 8 directors up for re-election are: Alexandre Behring, Martin E. Franklin, Paul J. Fribourg, Bernardo Hees, Alan Parker, Carlos Alberto Sicupira, Roberto Moses Thompson Motta and Alexandre Van Damme.

The Board of Directors of the Company recommends a vote “FOR” proposals 1, 2 and 3.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐